Exhibit 7(d)
EXECUTION VERSION

REINSURANCE AGREEMENT

BETWEEN

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

FORT WAYNE, INDIANA

referred to as the "Ceding Company"

AND

UNION HAMILTON REINSURANCE, LTD.

HAMILTON, BERMUDA

referred to as the "Reinsurer"

Effective Date:  November 1, 2013

TABLE OF CONTENTS

ARTICLE I                         GENERAL PROVISIONS 2

ARTICLE II                         REINSURANCE PREMIUMS 16

ARTICLE III                         CLAIMS 17

ARTICLE IV                         TRUST ACCOUNT AND LETTER OF CREDIT 19

ARTICLE V                         RESERVES 31

ARTICLE VI                         ACCOUNTING AND SETTLEMENTS 32

ARTICLE VII                         DURATION, RECAPTURE, TERMINATION 35

ARTICLE VIII                         TERMINAL ACCOUNTING AND SETTLEMENT 41

ARTICLE IX                         REPRESENTATIONS AND COVENANTS 43

ARTICLE X                         ARBITRATION 48

ARTICLE XI                         INSOLVENCY 50

ARTICLE XII	SPECIAL DISPUTE RESOLUTION PROCEDURES AND INDEMNIFICATION.……..	52

ARTICLE XIII                         EXECUTION AND EFFECTIVE DATE………………………………………………….. 54

SCHEDULE A                         RISKS REINSURED 55

SCHEDULE B                         QUARTERLY ACTIVITY AND SETTLEMENT REPORT 62

SCHEDULE B-1MONTHLY SERIATIM DATA FILE………………………………………………………64

SCHEDULE C                         CEDING COMPANY DATA 69

EXHIBIT I                         RESERVE CREDIT TRUST AGREEMENT……………………………………………….73

EXHIBIT II                         PRODUCT PROSPECTUSES – EFFECTIVE MAY 1, 2013………………………………88

EXHIBIT III                         UNDERLYING FUNDS PROSPECTUSES – EFFECTIVE MAY 1, 2013…..……………89

EXHIBIT IV	INVESTMENT POLICY STATEMENT FOR LVIP MANAGED RISK PROFILE FUND.90

EXHIBIT V-A                         INVESTMENT POLICY STATEMENT FOR LVIP RISK PORTFOLIO
MANAGEMENT FUNDS………….……….………………………………………………96

EXHIBIT V-B                         VOLATILITY CONTROL FUNDS MEMO FOR LVIP RISK PORTFOLIO
 MANAGEMENT FUNDS..…………..…….……………………………………………..101

EXHIBIT VI                         FORM OF PARENTAL GUARANTEE                                                                        ….……………………………………………..106

ADDENDUM 1                                                                                                                                GAI PAYMENT OPTION & NURSING HOME ENHANCEMENT BENEFIT ………..113

REINSURANCE AGREEMENT

This Agreement is made and entered into by and between The Lincoln National Life Insurance Company (hereinafter referred to as the "Ceding Company") and Union Hamilton Reinsurance, Ltd. (hereinafter referred to as the "Reinsurer").

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any annuitant, contractholder or beneficiary under any rider reinsured hereunder.

ARTICLE I
GENERAL PROVISIONS

1.
Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to automatically cede to and reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuity riders described in Schedule A attached hereto.

 2.           Coverages and Exclusions.
A.
Only the Variable Annuity Living Benefit Rider (“Living Benefits Rider”) and the Variable Annuity Payment Option Rider (“VAPOR Rider”) (the Living Benefits Rider and VAPOR Rider are collectively referred to as “Riders”) and certain state variations thereof issued for use with certain variable annuity contracts (“Base Annuity(ies)”) as further described in Schedule A are reinsured under this Agreement.  Base Annuities include the base annuity contract and any riders and endorsements other than the Riders.

B.
For the Living Benefits Rider, the Guaranteed Annual Income amount (“GAI”) and the GAI Annuity Payment Option (which does not include the Nursing Home GAI) is reinsured under this Agreement.  For contracts to which the Nursing Home GAI option applies, this Agreement will provide reinsurance coverage at the GAI rate not the Nursing Home GAI rate as further set forth in Addendum I.  Coverage under this Agreement for VAPOR Riders will only be provided to contractholders who previously purchased the Living Benefits Rider reinsured under this Agreement and elect the VAPOR Rider with Guaranteed Income Benefit.  Also excluded from coverage under this Agreement are any death benefits, including (i) the Guarantee of Principal Death Benefit, the Enhanced Guaranteed Minimum Death Benefit and the Estate Enhancement Benefit and (ii) any final payment under the GAI Annuity Payout Option upon death of the Measuring Life(s) when the Guarantee of Principal Death Benefit, Enhanced Guaranteed Minimum Death Benefit or the Estate Enhancement Benefit was in effect prior to the effective date of the GAI Annuity Payout Option. Only payments of Claims as set forth in Article III, Paragraph 1 are reinsured under this Agreement.

C.
Only Riders sold by the Ceding Company in the United States, Guam, or Puerto Rico to individuals who provide the Ceding Company with either a social security number or a U.S. federal income tax identification number, or other identifying data in compliance with Article I, section 26 of OFAC, or any successor statute or regulation, are reinsured under this Agreement.

3.	Plan of Reinsurance. This indemnity reinsurance will be on a coinsurance basis.

4.	Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the Riders reinsured hereunder, except as otherwise provided herein.

5.
Program Changes. The Ceding Company will provide the Reinsurer with written notice of any proposed change after the Effective Date which affects the Riders reinsured hereunder (“Proposed Program Changes”). Proposed Program Changes shall be divided into two categories: (A) A Proposed Program Change which is not a Material Change requires only notification to, but not approval from, the Reinsurer; and (B) A Proposed Program Change which is a Material Change requires approval from the Reinsurer. For purposes of this Paragraph 5, Material Change shall mean any change which a prudent reinsurer or insurer would consider reasonably likely to affect in a significant respect the Reinsurer’s liability or the Reinsurer’s profitability under this Agreement.

A.           Proposed Program Changes Requiring Notification Only.  A Proposed Program Change which is not a Material Change shall become effective no earlier than thirty (30) days after the Ceding Company has provided the Reinsurer with written notice of any such Proposed Program Change.

B.           Proposed Program Changes Requiring the Reinsurer’s Approval.  Proposed Program Changes which are Material Changes shall become effective on an appropriate date that is no earlier than forty-five (45) days after the Ceding Company provides the Reinsurer with written notification of the Program Change unless the Reinsurer has within such forty-five (45) day period notified the Ceding Company in writing that it rejects the Proposed Program Change.  Any such written notice shall set forth specifically the reason(s) why the Reinsurer is rejecting the Proposed Program Change.  The Reinsurer must act reasonably and in good faith in making its decision to reject any Proposed Program Change.  Such Proposed Program Changes include, but are not limited to, a change in the:
(i)
terms of either the Base Annuity that directly affects the Riders and/or the Riders themselves and/or the fees and charges from those in the Base Annuity and Rider forms contained in emails from Henry Cheng to Jee Shen on 4/9/13, 4/18/13, 5/16/13, and 8/22/13 as set forth in Schedule C;

(ii)
variable investment options available under the Riders (“Underlying Funds”) and/or contractholder allocation requirements among the Underlying Funds, as set forth in the Lincoln Choice Plus product series prospectuses dated May 1, 2013, for use with the Riders as set forth in Exhibit II, Product Prospectuses-Effective May 1, 2013, attached hereto;

(iii)
Investment Objective and/or Investment Strategy for any of the Underlying Funds, as set forth in the Underlying Funds’ prospectuses dated May 1, 2013, as set forth in Exhibit III, Underlying Funds Prospectuses-Effective May 1, 2013, attached hereto;

(iv)
investment terms and limitations for the LVIP Managed Risk Profile Funds, as set forth in the Investment Policy Statement, attached hereto as Exhibit IV, Investment Policy Statement for LVIP Managed Risk Profile Fund;

(v)
investment terms and limitations for the LVIP Risk Portfolio Management Funds, as set forth in the Investment Policy Statement and Volatility Control Funds Memo, attached hereto as Exhibit V-A and Exhibit V-B; or

(vi)	Ceding Company’s underwriting criteria or practices, which affects the Riders reinsured hereunder.

Notwithstanding anything in this Article I, Paragraph 5 to the contrary, the parties expressly acknowledge and agree that the Ceding Company currently plans to modify the Living Benefits Rider (Form AR 529) to remove or reduce the Nursing Home Enhancement benefit and such change is authorized to be made.  Additionally, the Ceding Company has discretion to grant large case exceptions for cases exceeding $1 million, subject to underwriting criteria.  The Reinsurer agrees to reinsure its quota share of such large cases.

If the Reinsurer does not reject the Proposed Program Change, the Reinsurer will (a) assume the share of any increase in the Ceding Company's liability resulting from the change, and (b) receive credit for the share of any decrease in the Ceding Company's liability resulting from the change.

If the Reinsurer rejects a Proposed Program Change not related to the Underlying Fund(s), the Ceding Company may either:  (i) elect not to implement the Proposed Program Change; or (ii) recapture the Riders affected by the Proposed Program Change provided that:  (x) such recapture occurs no later than twenty (20) days after the Reinsurer’s notice of rejection; (y) the Ceding Company provides the Reinsurer with at least seven (7) days prior written notice of its intent to recapture; and (z) if such recapture occurs within five (5) years of the Effective Date, the Ceding Company pays to the Reinsurer a Recapture Fee for the Riders to be recaptured, due at the end of the Accounting Period during which Recapture occurs, equal to the product of 6 times the Reinsurance Premiums calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs. In no event shall the Reinsurer reject a Proposed Program Change for the sole purpose of promoting or forcing recapture by the Ceding Company.

If the Reinsurer rejects a Proposed Program Change related to an Underlying Fund(s), the Ceding Company may either:  (i) elect not to implement the Proposed Program Change; or (ii) recapture the Riders invested in the Underlying Funds affected by the Proposed Program Change effective as of the later of the date of the change or the date of the investment, provided that if such recapture occurs within five (5) years of the effective date, the Ceding Company pays to the Reinsurer a Recapture Fee for the Riders to be recaptured, due at the end of the Accounting Period during which Recapture occurs, equal to the product of 6 times the Reinsurance Premiums calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs. In no event shall the Reinsurer reject a Proposed Program Change for the sole purpose of promoting or forcing recapture by the Ceding Company.

At the Reinsurer’s request, if a fund is deviating significantly from its investment strategy, the Ceding Company agrees to use commercially reasonable efforts to cause the fund manager to adhere to the investment strategy.

6.
Extra-Contractual Obligations. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any damages, losses, or liability resulting from fraud, oppression, bad faith, regulatory non-compliance, improper sales practices, unfair trade or other practices, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above, including but not limited to: actual damages, damages for emotional distress, punitive or exemplary damages and attorney fees related to any such damages.  In no event shall the Reinsurer be liable for any amount in excess of the benefits provided under the Riders.

7.	Annuity Administration. The Ceding Company will administer the Base Annuities and the Riders and will perform all accounting for such Base Annuities and Riders.

8.
Inspection.  With reasonable written notice to the other party, the Reinsurer or the Ceding Company may inspect, at the inspecting party’s own expense, during normal business hours, at the principal office of the party to be inspected, the original papers and any and all other books or documents (whether maintained in physical or electronic format) relating to or affecting reinsurance under this Agreement.  Such records include underwriting files, claims files, billing records and valuation records.  The Ceding Company shall cooperate with and facilitate any such inspection, including obtaining and/or making available records and information held by the Ceding Company and upon request of the Reinsurer, shall make available to the Reinsurer such officers, employees and third party administrators of the Ceding Company as the Reinsurer may reasonably request to provide information concerning the reinsurance under this Agreement.  The Ceding Company shall provide a reasonable workspace during the inspection.  The Ceding Company and the Reinsurer shall work together to reduce the costs of inspections to the fullest extent practicable by making documents and other data available electronically and taking such other steps as may be required to enable the conduct of “desk audits”.  The Reinsurer or the Ceding Company will not use any information obtained through any inspection pursuant to this Paragraph 8 for any purpose not relating to the reinsurance hereunder.

9.
Taxes and Assessments. The Reinsurer will not reimburse the Ceding Company for any premium taxes, state guarantee fund assessments or other taxes or assessments paid by the Ceding Company in connection with the Base Annuities and Riders.

10.
Condition. The reinsurance hereunder is subject to the same limitations and conditions specified in the Base Annuities and Riders issued by the Ceding Company except as otherwise provided in this Agreement.

11.
Errors and Oversights.  An unintentional oversight or clerical error (“Error”) in the administration of this Agreement by either party will not constitute a breach of this Agreement.  Upon discovery, the Error will be promptly corrected so that both parties are restored to the position they would have occupied had the Error not occurred.  If it is not possible to restore each party to the position it would have occupied but for the failure to comply, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.  In the event a payment is corrected, the party receiving the payment may charge interest calculated according to the terms specified in Article VI, Paragraph 7.  Should it not be possible to restore both parties to this position, the party responsible for the Error will be responsible for any resulting liabilities and expenses.  The provisions of this Paragraph 11 shall not relieve either party of its obligation to perform within the time period specified for such obligations in this Agreement.

If the Ceding Company has failed to cede reinsurance as provided under this Agreement, the Reinsurer may require the Ceding Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors.

12.
Adjustments. If the Ceding Company's liability under any of the Riders is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the quota share of the Riders and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the quota share of the Riders reinsured hereunder.

13.
Remedies and Waiver.  All remedies of any party are cumulative.  Failure of either the Ceding Company or the Reinsurer to exercise any right, privilege, power or remedy at law, equity or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of the other party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation.  Moreover, the failure of either party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent.  No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement.

14.
Assignment. Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.  This provision does not limit the Reinsurer’s right to further reinsure the Riders.

15.
Choice of Law.  This Agreement will be governed by the laws of the State of Indiana, without giving effect to the choice of law provisions.  Notwithstanding the preceding, this Paragraph shall not be interpreted to permit the parties to avoid their obligations to arbitrate their disputes pursuant to Article X of this Agreement.

16.
Amendments. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

17.
Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the Riders. There are no understandings between the parties with respect to the Riders other than as expressed in this Agreement.

18.
Confidentiality.  The Ceding Company and the Reinsurer agree that Customer and Proprietary Information (as defined herein) will be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former contractholders, annuitants, applicants, and beneficiaries of Base Annuities and Riders issued by the Ceding Company. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, reinsurance fees and expenses, applications and contract forms, models, modeling assumptions, methodologies and related items, and the specific terms and conditions of this Agreement.

Customer and Proprietary Information will not include information that:
(a)	is or becomes available to the general public through no fault of the party receiving the Customer or Proprietary Information (the “Recipient”);
(b)	is independently developed by the Recipient without violating any obligations under this Agreement and without the use of any Customer or Proprietary Information; or
(c)	is acquired by the Recipient from a third party not covered by a confidentiality agreement.

The parties will not disclose such information to any other parties unless agreed to in writing, except as requested by external auditors, as required by court order, or as required or allowed by law or regulation.

The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

Nothing contained in this Paragraph 18 is intended or should be interpreted to prevent either party from providing Customer and Proprietary Information to its attorneys, consultants, or other authorized representatives in connection with the transactions contemplated by this Agreement, provided any such attorneys, consultants, or authorized representatives shall be bound by the covenants contained in this Paragraph 18.

The confidentiality obligations contained in this Agreement, as they relate to the reinsurance hereunder, shall not apply to the federal U.S. tax structure or federal U.S. tax treatment of this Agreement and each party hereto (and any affiliate or representative of either party hereto) may disclose to any and all person, without limitation of any kind, the federal U.S. tax structure and federal U.S. tax treatment of this Agreement.  The preceding sentence is intended to cause the Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

19.
Agent For Service of Process.  The Reinsurer agrees to designate the Commissioner of Insurance for Indiana or a designated attorney as its true and lawful attorney upon who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company.

20.
Submission to Jurisdiction.  The Reinsurer agrees that in the event of its failure to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Ceding Company, shall: (1) submit to the jurisdiction of any court of competent jurisdiction in Indiana; (2) comply with all requirements necessary to give such court jurisdiction; and (3) abide by the final decision of such court or of any appellate court in the event of an appeal.  Notwithstanding the preceding, neither the Reinsurer nor the Ceding Company shall avoid their obligations to arbitrate their disputes under Article X of this Agreement.

21.       Notice Provision.  Any notice, request, report or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), by electronic mail, by facsimile, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service.  Any such notice shall be deemed given when so delivered personally, by electronic mail, by such delivery service or facsimile, or if mailed three (3) days after the date of deposit in the United States mail, as follows:

If to the Ceding Company:	Christopher Schulenberg
AVP-Reinsurance Accounting & Administration
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile: 260-455-3214
E-Mail: Christopher.schulenberg@lfg.com

With a copy to:	Stephen Turer
Vice-President
The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103
Facsimile: 860-466-1529
E-Mail: Stephen.Turer@lfg.com

AND

Marcie J. Weber
Vice President and Senior Counsel
The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile:  260-455-0112
E-Mail:  Marcie.weber@lfg.com

If to the Reinsurer:                       J. Oliver Heyliger, Vice President
The Vallis Building  3rd floor
58 Par-la-Ville Road
Hamilton, Bermuda  HM11
Phone Number: 441-278-0082
Fax: 441-295-4143
E-Mail: oliver.heyliger@willis.com

With a copy to:                          David Florian
Chairman & CEO
Union Hamilton Reinsurance, Ltd.
MAC D1050-110
401 South Tryon Street, 11th Floor
Charlotte, NC  28202-1675
Facsimile: 704-374-2803
Email:  david.florian@wellsfargo.com

AND

David Florian
Chairman & CEO
Union Hamilton Reinsurance, Ltd.
MAC D3348-013
3480 Stateview Blvd.
Fort Mill, South Carolina 29715-7203

Except that for purposes of notice under Article I, Paragraph 5:

If to the Ceding Company:	Christopher Schulenberg
AVP-Reinsurance Accounting & Administration
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile: 260-455-3214
E-Mail: Christopher.schulenberg@lfg.com

With a copy to:	Stephen Turer
Vice-President
The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103
Facsimile: 860-466-1529
Email: Stephen.Turer@lfg.com

AND
Marcie J. Weber
Vice President and Senior Counsel
The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile:  260-455-0112
E-Mail:  Marcie.weber@lfg.com

If to the Reinsurer:                                           David Florian
Chairman & CEO
Union Hamilton Reinsurance, Ltd.
MAC D1050-110
401 South Tryon Street, 11th Floor
Charlotte, NC  28202-1675
Facsimile: 704-374-2803
Email: david.florian@wellsfargo.com
Phone: 704-715-2087

Jason Lee
Chief Actuary
Union Hamilton Reinsurance, Ltd.
MAC D1050-110
401 South Tryon Street, 11th Floor
Charlotte, NC  28202-1675
Facsimile: 704-374-2803
Email: Jason.K.Lee@wellsfargo.com
Phone: 704-715-2528

22.	Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

23.
Accounting and Tax Advice.  Each party hereto agrees that it has relied on advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in this Agreement.

24.
Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practical and consistent with the original intent of the parties.  In addition, if any provisions are held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate this Agreement to carry out its original intent.

25.
Currency. All amounts stated in this Agreement are payable in United States dollars, unless specified otherwise.  Any amounts payable in currency other than United States dollars shall be paid in United States dollars at the rate(s) of exchange as agreed by the parties or at the rate of exchange on the date that payment was made.

26.
OFAC Compliance. The Ceding Company and the Reinsurer represent that they are using, and shall use best efforts to continue to be, in compliance with all laws, regulations, judicial and administrative orders applicable to the Base Annuities and Riders as they pertain to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”).  Neither party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions.

Where coverage provided by this Agreement would be in violation of the Laws, such coverage shall be null and void.  In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

27.
FATCA Compliance.  The Reinsurer represents that it shall comply in all material respects with all laws, regulations, judicial and administrative orders applicable to this Agreement as they pertain to the Foreign Accounts Tax Compliance Act (“FATCA”), as such laws, regulation, judicial and administrative orders may be initiated and amended from time to time.  Should the Reinsurer fail to comply with FATCA, the Ceding Company shall be entitled to take all actions reasonably necessary to comply with FATCA, including but not limited to withholding a percentage of the reinsurance premiums to comply with FATCA.  The Reinsurer and Ceding Company shall provide the other party, upon request, any required documentation to support withholding tax reporting obligations or other information needed to meet Internal Revenue Service or other governmental filing requirements.  The Reinsurer will provide the Ceding Company with its Form W-9.

28.
Survival.  All provisions of this Agreement shall survive its termination (i) to the extent necessary to carry out the purpose of this Agreement or to ascertain and enforce the parties rights or obligations hereunder existing at the time of termination and (ii) to the extent stated herein.

29.	Questionnaires.
On a periodic basis, the Reinsurer may request that the Ceding Company respond to a questionnaire regarding regulatory investigations and litigation pertaining to the Base Annuities and Riders.  The Ceding Company shall respond to the questionnaire within thirty (30) days of receipt.

30.
Change in Law.  Upon the promulgation of, or any change in, or the interpretation by any court, tribunal, or regulatory authority with competent jurisdiction of any applicable law or regulation after the Effective Date of this Agreement which either:  (i) makes it unlawful for a party to perform its obligations under this Agreement, or (ii) adversely affects the Ceding Company’s ability to take reserve credit under this Agreement (a “Change in Law”), each party hereby agrees to execute, acknowledge or deliver any instruments, amendments or supplements and take such further actions as may be reasonably necessary to (i) allow each party to be able to perform its obligations hereunder lawfully, and (ii) enable the Ceding Company to take full reserve credit, so long as such actions can be taken while still preserving the economic and other interests of the parties as they existed immediately prior to the Change in Law.

31.
Force Majeure.  Notwithstanding anything in this Agreement to the contrary, in the event that an event beyond a party’s reasonable control impedes its ability to perform in any material respect, the parties agree to cooperate in good faith to overcome such obstacle and to make commercially reasonable accommodation to the affected party including but not limited to the forbearance of penalties and termination rights for a reasonable period of time not to exceed fifteen (15) business days.

ARTICLE II
REINSURANCE PREMIUMS

For each Accounting Period hereunder, the Ceding Company will pay to the Reinsurer Reinsurance Premiums in an amount equal to (a) plus (b), where:

(a)
Equals the Reinsurer’s quota share of the Ceding Company’s Rider charges collected from the contractholder for those Riders reinsured hereunder, as set forth in Schedule A, including the Guaranteed Minimum Withdrawal Benefit and Guaranteed Income Benefit provisions of the Living Benefits Rider.

If, after the Effective Date, (i) the Ceding Company increases the Annual Premium Rate above the percentage shown in the table below, the Reinsurer shall be paid its quota share of any such increase, until such time as the Ceding Company reduces such Annual Premium Rate, and (ii) if the Ceding Company reduces the Annual Premium Rate below the percentage shown in the table below, the Reinsurer shall nonetheless be paid the percentage shown below.

Measuring Life Option	Annual Premium Rate
Single Measuring Life Option	1.05%
Joint Measuring Life Option	1.25%

No Reinsurance Premium will be paid for Riders:  (y) when the Guaranteed Minimum Withdrawal Benefit is in effect, after the Contract Value has dropped to zero; and (z) when the VAPOR Rider is in effect, and the Contract Value has dropped to zero prior to the end of the Access Period, or the number of annuity units per variable sub-account is equal to zero after the Access Period; and,

(b)
Equals, for each Accounting Period starting when the contractholder has elected the GAI Annuity Payment Option, reinsurance premiums as determined under the applicable provisions in Addendum I, Section A, attached hereto.

ARTICLE III
CLAIMS

1.
Claims. The Reinsurer will reimburse the Ceding Company for the Reinsurer’s quota share percentage of Claims paid by the Ceding Company during the current Accounting Period in accordance with the contractual terms of the Riders.  The term “Claims” means:

(a)
the payment of the GAI amount made by the Ceding Company, including withdrawals at the annuitant’s age ninety-nine (99) as initiated by the Ceding Company, if the annuitant has failed to elect withdrawals prior to age ninety-nine (99), under the terms of the Living Benefits Riders and the limits set forth in this Agreement, including Article I, Paragraph 2, once the Guaranteed Minimum Withdrawal Benefit is in effect and when the Contract Value of the Base Annuity is zero;

(b)
the payment of the Guarantee Income Benefit made by the Ceding Company under the  terms of the VAPOR Rider and the limits set forth in this Agreement and when the contractholder’s account value equals zero prior to the end of the access period or the number of annuity units per variable sub accounts is equal to zero after the access period; and

(c)
the payment of a GAI Annuity Payment Option or Nursing Home Enhancement benefit made by the Ceding Company under the terms of the Living Benefits Rider as more specifically described in Addendum I attached hereto.

For purposes of this Agreement, Contract Value means the contract value determined in accordance with the terms of the Base Annuities and Riders. Coverage for the Riders under this Agreement will terminate upon termination of the Riders according to their terms, including (i) for the Living Benefits Rider, upon the death of the annuitant under a Single Measuring Life Option and upon the death of the survivor of the annuitant and the Secondary Life under the Joint Measuring Life Option and (ii) for the VAPOR Rider, upon the death of the annuitant for the single life payout and upon the death of the survivor of the annuitant and Secondary Life for the joint life payout.

2.
Claim Notice.  The Reinsurer, subject to Paragraph 3 below, will accept the decision of the Ceding Company with respect to payment of Claims owed under the contractual terms of the Riders and as specified under the terms of this Agreement.  The Ceding Company is responsible for the settlement of Claims in accordance with applicable law and the reinsured Riders’ terms.  The Ceding Company will provide the Reinsurer with the claims information specified in Schedule B attached hereto as part of the quarterly report for each Accounting Period. The reinsured claim and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.

3.
Contested Claims. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate any Claims involving Riders reinsured hereunder by giving the Reinsurer twenty (20) days prior written notice of its intention to contest, compromise or litigate such Claims.  The Reinsurer will notify the Ceding Company within ten (10) days of receipt of such notice if it chooses to participate. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Claims, or it may choose not to participate.  If the Reinsurer chooses not to participate, the Ceding Company will include the full amount of the Reinsurer’s proportionate share of the Claim in the Ceding Company’s settlement for such Accounting Period and the Reinsurer’s liability will be fully discharged as to such Riders. Notwithstanding the above, the Reinsurer will not be notified and will not participate in contests or litigation whose purpose is to determine the rightful owner of the proceeds.

ARTICLE IV
TRUST ACCOUNT AND LETTER OF CREDIT

In order to provide the Ceding Company with credit for reinsurance on its statutory financial statements for the full quota share of the Riders reinsured under this Agreement in the Ceding Company’s state of domicile, the Reinsurer shall establish one or more trust accounts and/or letters of credit pursuant to the terms set forth below; provided further that at least one such trust account and/or letter of credit sufficient to cover the Required Collateral as described below, shall be established and funded within five (5) days of the Effective Date or the date of execution of this Agreement, whichever is later.

1.	Reserve Credit Trust Agreement.

A.
The Ceding Company and the Reinsurer will enter into a trust agreement, substantially in the form attached hereto as Exhibit I (the “Reserve Credit Trust Agreement”), as a full or partial alternative to the Letter of Credit described in Paragraph 2 below.  To the extent a Reserve Credit Trust Agreement is established, the trust account created thereunder will be referred to as the “Reserve Credit Trust Account” and the assets held in the trust account created thereunder will be herein referred to as “Reserve Credit Trust Assets”.  The Reinsurer will bear all of the costs associated with creating and maintaining the Reserve Credit Trust Agreement.

B.
The Reinsurer shall deposit and maintain Qualifying Assets (as defined below) in the Reserve Credit Trust Account with an aggregate fair market value equal to the “Required Collateral,” less the amount of the Letter of Credit, if any, maintained pursuant to Paragraph 2 below and less the aggregate fair market value of any assets held in the Segregated Reinsurance Funds Account, as defined below, and the trustee shall hold the Reserve Credit Trust Assets in the Reserve Credit Trust Account for the benefit of the Ceding Company pursuant to the terms of the Reserve Credit Trust Agreement.

The assets held in the Reserve Credit Trust Account shall be valued at their fair market value as of the date on which such assets are required to be valued in respect of each Accounting Period.  The fair market value will be determined by the Trustee in accordance with the terms and conditions of the Reserve Credit Trust Agreement.  The assets that may be held in the Reserve Credit Trust Account shall consist of cash, certificates of deposit issued by a U.S. bank and payable in U.S. dollars, investments of the type permitted by applicable Indiana statutes and regulations, and the Statement of Investment Policy attached to the Reserve Credit Trust Agreement (the “Qualifying Assets”); provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Ceding Company or the Reinsurer.

Prior to depositing assets in the Reserve Credit Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature of the Reinsurer or any other entity.

As part of the Reinsurer’s obligation to provide Required Collateral, the Reinsurer agrees that for the first 10 years of this Agreement it will deposit 50% of the Reinsurance Premiums into the Reserve Credit Trust Account within five (5) business days of receipt of such Reinsurance Premiums from the Ceding Company.

For purposes of this Agreement, the Required Collateral shall equal:
(i)
for each of the first ten (10) years of this Agreement, the Required Collateral shall equal the greater of a) the Coinsurance Reserve, as determined in accordance with Paragraph 5 below, or b) the lesser of the fair market value of the Reserve Credit Trust Assets or 50% of the cumulative Reinsurance Premiums as set forth in Article II, paid by the Ceding Company to the Reinsurer, and

(ii)
for each of the first three (3) calendar quarters of calendar years 2024 through 2027, the Required Collateral shall equal the greater of a) the Coinsurance Reserve, or b) the lesser of the Required Collateral at the end of the most recent Accounting Period or the fair market value of the Reserve Credit Trust Assets, and

(iii)
for the fourth calendar quarter for the calendar years 2024 through 2027, the Required Collateral shall equal the greater of the Coinsurance Reserve, as determined in accordance with Paragraph 5 below, and the result of (a) minus the product of (b) and (c) where:

(a)	equals the Required Collateral at the end of the previous year: and
(b)	equals the greater of Required Collateral at the end of the previous year minus the Coinsurance Reserve, as determined in accordance with Paragraph 5 below, at the end of the current year or zero, and
(c)	equals the applicable Multiplying Factor from the table below:
End of the Year	Multiplying Factor
2024	0.2
2025	0.25
2026	0.3333
2027	; and 0.5

(iv)	for the years 15 and beyond of this Agreement, the Required Collateral shall equal the Coinsurance Reserve as determined in accordance with Paragraph 5 below.

Any amounts in excess of 102% of the Required Collateral, as determined under Paragraph B.(iii) above, shall be due and returned to the Reinsurer by the 15th  business day of January following the end of the years listed in Paragraph B.(iii).c above.  The Ceding Company shall pay a fee to the Reinsurer as an additional amount of Reinsurance Premium, equal to the Delayed Interest Rate, as defined in Article VI, Paragraph 7, multiplied by such excess amount pro-rated for the period for which such amount is overdue.

C.
Notwithstanding any other provisions in this Agreement, the Ceding Company may withdraw the Reserve Credit Trust Assets held in the Reserve Credit Trust Account at any time and from time to time. Any such assets withdrawn from the Reserve Credit Trust Account shall be utilized and applied by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution or increase because of insolvency on the part of the Ceding Company or the Reinsurer; only for the following purposes:

(i)
to reimburse the Ceding Company for the Reinsurer’s share, if any, of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Riders reinsured under this Agreement on account of cancellations of such Riders;

(ii)
to reimburse the Ceding Company for the Reinsurer’s share of Claims paid by the Ceding Company, but not yet recovered from the Reinsurer, under  the provisions of the Riders reinsured under this Agreement;

(iii)	to pay the Ceding Company for any other amounts which the Ceding Company claims are due under this Agreement; or
(iv)
to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company’s liabilities for the Riders ceded under this Agreement. The account shall include, but not be limited to, amounts for policy reserves, claims, and losses incurred (including losses incurred but not reported), loss adjustment expenses and unearned premium reserves.

The Ceding Company shall immediately return to the Reserve Credit Trust Account or to the Reinsurer assets withdrawn that are determined to be either not due or in excess of the actual amounts required in Paragraphs (C) (i), (ii), (iii), and (iv) above.

Subject to the Ceding Company’s right to apply the Reserve Credit Trust Account assets to amounts due and payable by the Reinsurer to the Ceding Company under Paragraphs (C)(i) through (iii); any assets withdrawn by the Ceding Company pursuant to Paragraph (C)(iv) above and any assets drawn under Paragraphs (C) (i) through (iii) in excess of the amounts due and payable thereunder and not returned, and any interest or other earnings thereon shall be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and shall at all times be maintained separate and apart from any assets of the Ceding Company in a segregated account with a qualified U.S. financial institution authorized to issue a Letter of Credit under Paragraph 2 hereof, for the sole purpose of funding the payments and reimbursements described in Paragraphs (C) (i), (ii) and (iii) above (the “Segregated Reinsurance Funds Account”).  The Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) shall ensure that any assets held in the Segregated Reinsurance Funds Account pursuant to this Paragraph (C) consist of Qualifying Assets in accordance with its fiduciary obligations as trustee with respect to such amounts.

For withdrawals by the Ceding Company pursuant to Paragraph (C)(iv) above, the Ceding Company shall pay, on a quarterly basis, interest in cash to the Reinsurer on the amount withdrawn at the then current prime rate.  Notwithstanding the foregoing, this Agreement permits the award, by any arbitration panel or court of competent jurisdiction, of:

(a)	interest at a rate different from that provided in this paragraph,
(b)	court or arbitration costs,
(c)	attorney’s fees, and
(d)	any other reasonable expenses.

In the event of termination of this Agreement or if the Reserve Credit Trust Account is no longer required under this Agreement, the Ceding Company will immediately provide its approval of the termination of the Reserve Credit Trust Agreement and return of the Reserve Credit Trust Assets to the Reinsurer.

D.
If the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Account, plus the principal amount of the Letter of Credit, plus the fair market value of any assets in the Segregated Reinsurance Funds Account, exceeds 102% of the most recently calculated Required Collateral, then the Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld or delayed) from the Ceding Company to withdraw the excess from the Reserve Credit Trust Account or the Segregated Reinsurance Funds Account or reduce the principal amount of such Letter of Credit in an amount equal to the excess.

2.
Letter of Credit.  Notwithstanding anything to the contrary contained in Paragraph 1 above, the Reinsurer may elect to arrange for the establishment of a clean, unconditional and irrevocable Letter of Credit for the exclusive benefit of the Ceding Company, which shall comply with the applicable requirements of Indiana insurance code and regulations for the Ceding Company to receive reserve credit for such Letter of Credit.  The Letter of Credit shall be required only if and to the extent the Reinsurer fails to establish and maintain a fully funded the Reserve Credit Trust Agreement under the terms and conditions of Paragraph 1 above.  The Reinsurer will bear all of the costs associated with the Letter of Credit.  The amount of the Letter of Credit will at all times equal or exceed (a) minus (b) minus (c) where:

(a)	equals the Required Collateral;
(b)	equals the fair market value of the Reserve Credit Trust Assets, as described in Paragraph 1 above;
(c)	equals the fair market value of the assets in the Segregated Reinsurance Funds Account.

The Letter of Credit will be issued by a bank that is neither the parent, subsidiary nor affiliate of either the Reinsurer or the Ceding Company and is (1) organized or licensed under the laws of the United States or any state thereof, (2) regulated, supervised and examined by U.S. federal or state authorities having regulatory authority over banks and trust companies, and (3) approved by the NAIC Securities Valuation Office as meeting the standards of financial condition and standing necessary for financial institutions whose letters of credit will be acceptable to the Indiana Insurance Commissioner.

Notwithstanding anything to the contrary in this Agreement, the Reinsurer and the Ceding Company agree that the Letter of Credit may be drawn on by the Ceding Company at any time and from time to time and will be utilized and applied by the Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution or increase because of the insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:
(i)
to reimburse the Ceding Company for the Reinsurer’s share, if any, of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Riders reinsured under this Agreement on account of cancellations of such Riders;

(ii)
to reimburse the Ceding Company for the Reinsurer’s share of Claims paid by the Ceding Company, but not yet recovered from the Reinsurer, under the provisions of the Riders reinsured under this Agreement;

(iii)	to pay the Ceding Company for any other amounts which the Ceding Company claims are due under this Agreement;
(iv)
to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company’s liabilities for the Riders ceded under this Agreement. The account shall include, but not be limited to, amounts for policy reserves, claims, and losses incurred (including losses incurred but not reported), loss adjustment expenses and unearned premium reserves.

The Ceding Company shall immediately return to the Reserve Credit Trust Account, if any, or to the Reinsurer amounts withdrawn that are determined to be either not due or in excess of the actual amounts required in Paragraphs 2 (i), (ii), (iii) and (iv) above.

Subject to the Ceding Company’s right to apply amounts withdrawn on the letter of credit to amounts due and payable by the Reinsurer to the Ceding Company under Paragraphs 2 (i) through (iii), any drawn amounts by the Ceding Company pursuant to Paragraph 2 (iv) and any assets drawn under Paragraphs 2 (i) through (iii) in excess of the amounts due and payable thereunder and not returned and any interest or other earnings thereon shall be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) in trust for the benefit of the Reinsurer and shall at all times be maintained separate and apart from any assets of the Ceding Company in a segregated account with a qualified U.S. financial institution authorized to issue a letter of credit under this Paragraph 2, for the sole purpose of funding the payments and reimbursements described in Paragraphs 2 (i), (ii) and (iii) above ( the “Segregated Reinsurance Funds Account”).  The Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) shall ensure that any assets held in the Segregated Reinsurance Funds Account pursuant to this Paragraph 2 consist of Qualifying Assets in accordance with its fiduciary obligations as trustee with respect to such amounts.

For drawn amounts by the Ceding Company pursuant to Paragraph 2 (iv), the Ceding Company shall pay interest, on a quarterly basis, in cash to the Reinsurer on the drawn amount at the then current prime rate.  Notwithstanding the foregoing, this Agreement permits the award, by any arbitration panel or court of competent jurisdiction, of:

(a)           interest at a rate different from that provided in this paragraph,

(b)           court or arbitration costs,

(c)           attorney’s fees, and

(d)           any other reasonable expenses.

Immediately upon the receipt of any notice of cancellation of or reduction in the amount of any existing Letter of Credit from issuer, the Ceding Company shall notify the Reinsurer of such cancellation notice in order that the Reinsurer can respond to satisfy any shortfall in collateralization of the Required Collateral associated with the cancellation or reduction in the Letter of Credit.

In the event that (i) the Reinsurer decides to replace a Letter of Credit with another Letter of Credit that satisfies the requirements of this Paragraph 2 or (ii) a Letter of Credit is no longer required under the terms and conditions of this Agreement, the Ceding Company shall immediately return and/or consent to the cancellation of such Letter of Credit.

3.	Maintenance of Required Collateral.

A.
Quarterly/Monthly Process.  Until such time as the reporting and maintenance of collateral process is converted from a quarterly process to a monthly process, as described in Article IV, Paragraph 3.D below, for the first three calendar quarters of each year, the Ceding Company shall provide the Reinsurer with written notice of the Required Collateral amount no later than the tenth (10th) business day of the month following a calendar quarter-end.  After the reporting and settlement is converted to a monthly process, pursuant to the terms of Article IV, Paragraph 3.D below, for the first eleven (11) calendar months of each year, the Ceding Company shall provide the Reinsurer with a written notice of the Required Collateral amount no later than the tenth (10th) business day of the month following a calendar month-end. If the sum of the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Account plus the aggregate fair market value of the assets in any Segregated Reinsurance Funds Account plus the amount of any Letters of Credit, is less than the Required Collateral amount contained in any such notice, the Reinsurer shall, no later than five (5) business days following the receipt of such notice, deposit additional Qualifying Assets in the Reserve Credit Trust Account so that the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Accounts plus the aggregate fair market value of the assets in any Segregated Reinsurance Funds Account plus the amount of any Letters of Credit, is not less than the Required Collateral amount.

B.
Annual Process.  Until such time as the reporting and maintenance of collateral process is converted from a quarterly process to a monthly process, as described in Article IV, Section 3.D below, for the fourth (4th) calendar quarter of each year, the Ceding Company will provide to the Reinsurer a written notice with an estimate of the Required Collateral by no later than the tenth (10th) business day of the last month of the calendar year. After the reporting and settlement process is converted to a monthly process, pursuant to the terms of Article IV, Paragraph 3.D below, for the twelfth (12th) calendar month of each year, the Ceding Company will provide to the Reinsurer a written notice with an estimate of the Required Collateral by no later than the tenth (10th) business day of the last month of the calendar year.  If the sum of the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Account plus the aggregate fair market value of the assets in any Segregated Reinsurance Funds Account plus the amount of any Letters of Credit, is less than the Required Collateral contained in such notice, the Reinsurer shall, no later than the sixth from the last business day of such calendar year, deposit additional Qualifying Assets in the Reserve Credit Trust Account so that the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Accounts plus the aggregate fair market value of the assets in any Segregated Reinsurance Funds Account plus the amount of any Letters of Credit, is not less than the Required Collateral amount. If the Reinsurer disagrees with the Required Collateral amount, it will promptly notify the Ceding Company.  The parties shall be expeditious and reasonable in resolving any such dispute, and in the event that the dispute is still ongoing as of 9:00 a.m. Eastern Time on the last business day of the year, the Reinsurer shall contribute assets to the Reserve Credit Trust or establish or increase the Letters of Credit as more fully described in Article IV, Paragraph 2 above so that the total amount of collateral equals or exceeds the Ceding Company’s most recent written estimate of the Required Collateral amount.

C.
Annual True-Up Adjustment.  No later than the tenth (10th) business day of January of each calendar year, the Ceding Company shall provide the Reinsurer with written notice of the actual amount of Required Collateral and complete a reconciliation of the estimated and actual amounts and adjust the level of Required Collateral in accordance with the terms as set forth in Paragraphs 1 and 2 of Article IV.

D.
Change to Monthly Process.  The parties agree to implement a change from a quarterly process to a monthly process as set forth above in Paragraphs A & B.  Such change shall take place no sooner than 18 months after the Effective Date upon at least 30 days prior written notice from the Ceding Company.  Once the monthly process becomes effective, the Coinsurance Reserve:

(i)
for the first two months of each calendar quarter, shall be determined as set forth in Article IV, Paragraph 5 below, based on Aggregate Reserves determined as the Standard Scenario Amount as of that particular month-end; plus the excess, if any, determined as of the prior calendar quarter end, of the Conditional Tail Expectation Amount above the Standard Scenario Amount; and

(ii)
for the last month of each calendar quarter, shall be determined as set forth in Article IV, Paragraph 5 below based on Aggregate Reserves determined as the Standard Scenario Amount as of that particular month-end; plus the excess, if any, determined as of that particular month-end of the Conditional Tail Expectation Amount above the Standard Scenario Amount.

If the annual true-up adjustment described in Paragraph 3(C) above demonstrates that the amount of collateral provided by the Reinsurer exceeds 102% of the actual Required Collateral, then the Ceding Company shall authorize the return any such excess amount to the Reinsurer within five (5) business days after the due date of such annual true-up adjustment/reconciliation.  If the Ceding Company fails to authorize any such refund within such timeframe, and an amount in excess of one hundred and ten percent (110%) of the actual Required Collateral (“Excess Asset Amount”) is determined, by application of the annual true up adjustment set forth in Paragraph 3(C) above, to have been provided by the Reinsurer as requested by written notice from the Ceding Company under this Paragraph 3, an additional fee equal to the Excess Asset Amount multiplied by the annualized Delayed Interest Rate, as defined in Article VI, Paragraph 7, shall be payable to the Reinsurer as an additional amount of Reinsurance Premium prorated for the period for which such excess was held in the Reserve Credit Trust Account.  Such additional fee is only due when the Excess Asset Amount exceeds ten million ($10,000,000) dollars.

4.
Order of Draw.  In the event the Reinsurer establishes multiple sources of reserve credit trust(s) pursuant to Paragraph 1 above and/or letter(s) of credit pursuant to Paragraph 2 above, and the Reinsurer has specified in writing to the Ceding Company an order of draw from these sources of reserve credit, the Ceding Company agrees to draw from these sources of reserve credit in the order specified by Reinsurer for the purposes specified in items (i), (ii), and (iii) of Paragraphs 1.C or 2.  The order of draw is not applicable to drawn amounts for the purpose specified in item (iv) of Paragraphs 1.C or 2.  This covenant shall be binding upon the Ceding Company and its successors.

5.
Coinsurance Reserve. The Coinsurance Reserve at all times is equal to the Reinsurer’s share of (a) minus (b) plus (c), where (a) is the Ceding Company’s Gross-of-Reinsurance statutory reserve for the Base Annuities including all riders on a standalone basis for Indiana insurance regulatory purposes, excluding any reserves for contracts that have elected the GAI Annuity Payout Option and (b) is the Ceding Company’s Net-of-Reinsurance statutory reserve for the Base Annuities including all riders on standalone basis for Indiana insurance regulatory purposes, excluding any reserves for contracts that have elected the GAI Annuity Payment Option, and (c) is the reserve associated with the future payments for any contract that has elected the GAI Annuity Payment Option, based on payments that begin at the time (N), as defined in Addendum I, using the appropriate statutory reserve standard.

ARTICLE V
RESERVES

1.
Riders Coinsurance.  Riders will be reinsured on a coinsurance basis.  Accordingly, the Reinsurer will establish a trust account and/or letter of credit pursuant to Article IV for its quota share portion under this Agreement so that the Ceding Company may deduct full reserve credit in its statutory financial statements for such quota share portion.

2.
Reserve Strengthening.  Any increase in the Coinsurance Reserve for the Riders reinsured under this Agreement which is implemented by the Ceding Company on a discretionary basis (“Discretionary Reserve Strengthening”) shall not be made without the Reinsurer’s prior written consent, which consent will not be unreasonably delayed or withheld; provided, however, the Reinsurer may in its sole discretion require as a condition of its consent that the Ceding Company pay the amount of the Reinsurer’s share of the Discretionary Reserve Strengthening to the Reinsurer for the Accounting Period during which the increase takes effect.  Discretionary Reserve Strengthening means a Material Increase in the Coinsurance Reserve for the Riders reinsured under this Agreement due solely to the Ceding Company’s decision to hold Statutory Reserves in excess of the reserves otherwise calculated to meet the requirements of AG 43 (or other applicable regulation(s) as amended/adopted) for the Base Annuities and the Riders.

For purposes of this Paragraph 2, a Material Increase means an increase of five percent (5%) or more of cumulative changes during the previous twenty-four (24) month period ending with the date of the current proposed increase.  The Ceding Company shall provide the Reinsurer with written notice of any Discretionary Reserve Strengthening as least forty-five (45) calendar days prior to the end of the Accounting Period for which such change is proposed to be implemented by the Ceding Company.

ARTICLE VI
ACCOUNTING AND SETTLEMENTS

1.
Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which this Agreement is executed by both parties, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement, as described in Article VIII, Paragraph 2.

2.	Accounting Reports.
A.
Quarterly Accounting Reports.  Quarterly Activity and Settlement Reports in the form of Schedule B attached hereto will be submitted to the Reinsurer by the Ceding Company not later than ten (10) business days after the end of each Accounting Period.  Such reports will include information on the amount of Reinsurance Premiums, Claims, and the Ceding Company’s and Reinsurer’s Settlement Amounts.  The Supplemental Information as required in Schedule B shall be submitted to the Reinsurer by the Ceding Company no later than ten (10) business days after the end of the Accounting Period for each calendar quarter.

B.
Monthly Seriatim Reports.  The Ceding Company will provide the Reinsurer with monthly reports (whether in electronic or physical form as mutually agreed to by the parties) within ten (10) business days after the end of each month during the term hereof accurately showing the detailed information with respect to the Base Annuities and Riders as set forth in Schedule B-1.  The Ceding Company will provide the Reinsurer with such additional information as the Reinsurer may reasonably request. In the event the Reinsurer utilizes an investment hedge program for this Agreement, it will provide the Ceding Company with at least forty-five (45) calendar days of this election, and the Ceding Company agrees to provide the Monthly Seriatim Reports within five (5) business days after the end of each month during the term hereof.

It is understood and agreed that the provisions of this Article VI are material to the Reinsurer’s ability to accept the risks reinsured and adequately perform its risk management duties.

3.	Quarterly Payments. Within ten (10) business days after the end of each Accounting Period, the Ceding Company will calculate the sum of the following for the Accounting Period:
(a)	Reinsurance Premiums, as described in Article II, less
(b)	Claims, as described in Article III.
If the quarterly settlement amount is positive, the Ceding Company shall pay such amount to the Reinsurer with the Quarterly Activity and Settlement Report.  Conversely, if the quarterly settlement amount is negative, the Reinsurer shall pay the absolute value of such amount to the Ceding Company no later than five (5) business days following receipt of the Quarterly Activity and Settlement Report.

4.
Amounts Due. Except as otherwise specifically provided in this Agreement, all undisputed amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined at the end of each Accounting Period, such amounts will be netted, and the net amount will be due and payable as specified above.  All settlements of account between Reinsurer and Ceding Company will be made in cash or its equivalent.

5.
Annual Accounting Reports. The Ceding Company will provide the Reinsurer with accounting reports within sixty (60) calendar days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the Base Annuities and Riders to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B attached hereto, and will include, but not be limited to, Exhibit 5 (“Aggregate Reserve for Life Insurance”) by reserve basis, Page 7 (“Analysis of Increase in Reserves During the Year”), Page 28 (“Exhibit of Number of Policies”), and Schedule S (“Reinsurance Activity”) of the Annual Statement, Experience Studies for Lapses, Mortality and GMWB Utilization.

6.
Estimations. If the amounts, as defined in Paragraph 3 above and Schedule B, cannot be determined by the dates described in Paragraph 4 above, on an exact basis, settlements into the trust accounts will be paid in accordance with a mutually agreed upon formula which will approximate the actual settlements. Adjustments will then be made to reflect actual amounts when they become available.  The Ceding Company will provide written notice to the Reinsurer as soon as reasonably practicable if the amounts described in Paragraph 3 above cannot be determined by the date of the Quarterly Accounting Report.

7.
Delayed Payment. For purposes of this Agreement, if there is a delayed settlement of a payment due, from either party hereunder, there will be a “Delayed Payment Interest Penalty” added to the amount that is overdue.  The Delayed Payment Interest Penalty is equal to the amount due, times the Delayed Interest Rate (as defined below), prorated for the period that the amount is overdue.  The “Delayed Interest Rate” is equal to one hundred twenty five (125) basis points plus the average of the one month London Interbank Offered Rates (LIBOR) as published by The Wall Street Journal at the end of each calendar month ending during the current Accounting Period.

For purposes of this Paragraph, a payment will be considered overdue if not made by the due date for such payment.

8.
Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement between the parties will be offset against each other, dollar for dollar, regardless of any insolvency of either party. In the event of insolvency, offsets will be allowed in accordance with the statutory, common and case laws of the state, territory or country, as applicable, taking jurisdiction over the insolvency, as such laws exist as of the Effective Date of this Agreement.

9.
Partial Recapture.  If only some of the Riders reinsured hereunder are recaptured, as described in Article I, Paragraph 5, then the accounting and settlements described above will thereafter be made with respect to the remaining Riders reinsured hereunder and not recaptured.  Adjustments in the amounts due from either the Ceding Company or the Reinsurer will be made accordingly.

ARTICLE VII
DURATION, RECAPTURE AND TERMINATION

1.	Duration. Except as otherwise provided herein, this Agreement is unlimited in duration.

2.
Reinsurer's Liability. The liability of the Reinsurer with respect to any Riders will begin at the later to occur of the Effective Date and the time the Ceding Company first becomes liable for such Rider. The Reinsurer's liability with respect to any Rider will terminate and the Reinsurer shall have no further liability for the Riders on the earliest of: (i) the date such Rider is recaptured; (ii) the date the Ceding Company's liability on such Rider is terminated; or (iii) the date this Agreement is terminated pursuant to Paragraph 3 below. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article VIII of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement, except as described in Paragraphs 3.A.(i) and (ii) below.

The Reinsurer shall accept Riders for coverage under the terms of this Agreement only until the earlier to occur of (i) December 31, 2014 and (ii) the date the total of Rider Purchase Payments, as defined below, exceeds four billion ($4,000,000,000) United States dollars (such date the “Cap Date.”)   For purposes of this Paragraph 2, Rider Purchase Payments shall mean the Reinsurer’s quota share of the sum of (a) and (b) where:
(a)	equals the Purchase Payments received prior to the Cap Date;
(b)	equals the Contract Value on the Rider date, if the Rider is added after the Contract Date but prior to the Cap Date.

For the avoidance of doubt, it is understood and agreed that any additional Purchase Payments made after the Rider date, attributable to the Rider at any time while this Agreement is in effect, shall also be accepted and reinsured by the Reinsurer without regard to the limitations contained in (i) and (ii) above.

The exercise of this right to exclude will not in and of itself cause this Agreement to terminate as to the Riders which have previously been issued and covered under this Agreement.

3.	Termination.
A. Termination by Reinsurer
i.
If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within ten calendar (10) days following the due date as described in Article VI, Paragraph 3, the Reinsurer may, in addition and without limitation to any other right or remedy of the Reinsurer under this Agreement, terminate this Agreement subject to fifteen (15) days prior written notice to the Ceding Company during which time the Ceding Company may make such a required payment.  If the Ceding Company makes full payment of the Reinsurance Premiums or other amounts due within the fifteen calendar (15) day notice period, the termination notice shall be deemed withdrawn.  Termination under this Paragraph 3.A.(i) shall be treated as a recapture for purposes of Article VII, Paragraph 4.

ii.
If the Ceding Company fails to provide the Monthly Reports as required by Article VI, Paragraph 2(B) of this Agreement, the Reinsurer shall provide the Ceding Company with written notice of such failure and the Ceding Company shall have a period of five (5) business days following receipt of such notice to provide such Monthly Reports.  In the event that the Ceding Company fails to provide such Monthly Reports during such timeframe, the Reinsurer may terminate this Agreement subject to at least thirty (30) calendar days prior written notice to the Ceding Company and such termination shall be treated as a Recapture for purposes of Article VII, Paragraph 4.

B.  Termination by Ceding Company
i.
If the Ceding Company terminates this Agreement for any reason other than those provided in subparagraphs (ii)-(v) below, the Ceding Company shall provide the Reinsurer with at least ninety (90) calendar days advance written notice of such planned termination, and any such termination effected by the Ceding Company under this Article VII, Paragraph 3 B (i), shall be treated as a recapture for purposes of Article VII, Paragraph 4.

ii.
If the Reinsurer fails to pay any amounts due to the Ceding Company pursuant to this Agreement within ten (10) calendar days following the due date as described in Article VI, Paragraph 3, the Ceding Company may, in addition and without limitation to any other right or remedy of the Ceding Company under this Agreement, terminate this Agreement and recapture all the Riders subject to fifteen (15) calendar days prior written notice to the Reinsurer, during which time the Reinsurer may make such required payments.  If the Reinsurer makes full payment of such amounts due within the fifteen (15) day notice period, the termination notice shall be deemed withdrawn and the above described right of recapture shall not apply.  Any termination effected by the Ceding Company under this Article VII, Paragraph 3(B)(ii) shall not be treated as a recapture within the meaning of Article VII, Paragraph 4, the Ceding Company shall not be required to pay the Recapture Fee as defined in Article VII, Paragraph 4.  In the event of a recapture under this Paragraph (ii), the value of the Coinsurance Reserve, as of the date of recapture, as calculated by the Ceding Company under Article IV, Paragraph 5, will be payable to the Ceding Company, and Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company to satisfy such payment due.

iii.
If the Reinsurer fails to provide Required Collateral as set forth in Article IV of this Agreement, the Ceding Company may terminate this Agreement and recapture all the Riders, subject to thirty (30) days prior written notice to the Reinsurer, during which time Reinsurer may remedy the failure to provide the Required Collateral.  If during that thirty (30) day period the Reinsurer provides the Required Collateral, the termination notice shall be deemed withdrawn and the above described right of recapture shall not apply.  Any termination effected by the Ceding Company under this Article VII, Paragraph 3(B)(iii) shall not be treated as a recapture within the meaning of Article VII, Paragraph 4 and the Ceding Company shall not be required to pay the Recapture Fee as defined in Article VII, Paragraph 4.  In the event of a recapture under this Paragraph (iii), the value of the Coinsurance Reserve, as of the date of recapture, as calculated by the Ceding Company under Article IV, Paragraph 5, will be payable to the Ceding Company and Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company to satisfy such payment due.

iv.
If the Reinsurer is deemed to be insolvent as described in Article XI, Paragraph 1, the Ceding Company may terminate this Agreement and recapture all the Riders subject to thirty (30) days prior written notice to the Reinsurer.  Any termination effected by the Ceding Company under this Article VII, Paragraph 3(B)(iv) shall not be treated as a recapture within the meaning of Article VII, Paragraph 4 and the Ceding Company shall not be required to pay the Recapture Fee as defined in Article VII, Paragraph 4.  In the event of a recapture under this Paragraph (iv), the value of the Coinsurance Reserve, as of the date of recapture, as calculated by the Ceding Company under Article IV, Paragraph 5, will be payable to the Ceding Company and Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company to satisfy such payment due.

v.
 If (a) the parental guaranty issued by the guarantor (the “Guarantor”) for the benefit of the Ceding Company in substantially the form set forth on Exhibit VI hereto (“Parental Guaranty”) becomes invalid or unenforceable against the Guarantor in accordance with its terms, or (b) the Guarantor is in default of its obligations under the Parental Guaranty, the Ceding Company may terminate this Agreement and recapture all Riders, subject to ten (10) business days prior written notice to the Reinsurer.  Any termination effected by the Ceding Company under this Article VII, Paragraph 3(B)(v) shall not be treated as a recapture within the meaning of Article VII, Paragraph 4 and the Ceding Company shall not be required to pay the Recapture Fee as defined in Article VII, Paragraph 4.  In the event of a recapture under this Paragraph, the value of the Coinsurance Reserve as of the date of recapture as calculated by the Ceding Company under Article IV, Paragraph 5, will be payable to the Ceding Company and Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company satisfy such payment due.

4.	Recapture. Riders reinsured hereunder are eligible for recapture, at the option of the Ceding Company, subject to ninety (90) days prior written notice, under the following conditions:
a.
Except as otherwise stated in this Agreement, at any time, the Ceding Company may recapture all the Riders reinsured hereunder and will be required to pay the Reinsurer a Recapture Fee, due at the end of the Accounting Period during which recapture occurs, equal to the product of 6 times the Reinsurance Premiums calculated under Article II of this Agreement for the Accounting Period immediately preceding the Accounting Period during which recapture occurs.

b.
Notwithstanding anything in this Agreement to the contrary, the Ceding Company may recapture all the Riders reinsured hereunder for any reason whatsoever at any time five (5) years or more after Effective Date without the payment of the Recapture Fee.

c.	A partial recapture is not permitted, except for a partial recapture under Article I, Paragraph 5.
d.
For the avoidance of doubt, Riders on claims status (those Riders for which Claims are being paid under Article III of this Agreement) are excluded from a partial recapture as a result of a Reinsurer’s rejection of a Proposed Program Change, but will be recaptured in the case of a termination of this Agreement.

5.
Conversions and Internal Replacements. Base Annuities or Riders converting to another annuity, rider or policy pursuant to a contractual right to convert, whether listed on Schedule A attached hereto or not, shall not be reinsured under this Agreement except when the contractholder transitions to the Guaranteed Income Benefit provision provided under the Living Benefits Rider.  The Guaranteed Income Benefit provision is effective concurrently with the VAPOR Rider effective date and the irrevocable termination of the Guaranteed Minimum Withdrawal Benefit provision of the Living Benefits Rider.  Unless expressly approved by the Reinsurer in writing, the Ceding Company, its affiliates, successors or assigns, shall not initiate a program of Internal Replacement that would include any of the Base Annuities or reinsured Riders.  For purposes of this Agreement, the term “Internal Replacement” means any instance in which a Base Annuity or Rider or any portion of the cash value of a Base Annuity is exchanged for another rider or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors or assigns.

ARTICLE VIII
TERMINAL ACCOUNTING AND SETTLEMENT

1.
Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VII, Paragraph 3, or all reinsurance under this Agreement is recaptured in accordance with Article VII, Paragraph 4, a Terminal Accounting and Settlement will take place.  In the event that this Agreement is terminated in accordance with Article VII, Paragraph 3 or all of the Riders reinsured under this Agreement are recaptured in accordance with Article VII, Paragraph 4, the parties will have no further obligation under this Agreement after a Terminal Accounting and Settlement has taken place as set forth below.

2.
Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) such other date mutually agreed to in writing.

3.	Settlement. The Terminal Accounting and Settlement will take place within fifteen (15) business days after the terminal accounting date and will consist of:
(a)	the quarterly settlement as provided in Article VI, Paragraph 3, computed as of the terminal accounting date;
(b)	payment by the Ceding Company to the Reinsurer of any Recapture Fee determined in accordance with Article VII, Paragraph 4, computed as of the terminal accounting date; and
(c)	payment by the Ceding Company of any Segregated Reinsurance Funds Account and accrued interest to the Reinsurer; and
(d)
payment by the Reinsurer to the Ceding Company of the value of the Coinsurance Reserve, either as a direct payment or as a withdrawal from the Reserve Credit Trust Assets and/or Letters of Credit by the Ceding Company, but only as provided under Article VII, Paragraph 3(B) (ii), (iii), (iv), and (v).

If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.

After the Terminal Accounting and Settlement process is complete, all assets remaining in the Reserve Credit Trust Account and any Letter of Credit shall be released and returned to the Reinsurer.

If the Ceding Company fails to provide within seven (7) business days of the completion of the Terminal Accounting and Settlement process: (i)  its written approval of (a) the termination of the Reserve Credit Trust Agreement, and (b) the return of any remaining Reserve Credit Trust Assets to the Reinsurer; (ii) its written approval for the release of the Letter of Credit; and (iii) the return of the balance remaining in the Segregated Reinsurance Funds Account, to the Reinsurer, the Ceding Company will pay the Reinsurer a fee equal to the total value of such assets not returned or approved for termination/release multiplied by the annualized Delayed Payment interest rate, as set forth in Article VI, Paragraph 7, beginning on the eighth (8th) business day after completion of the Terminal Accounting and Settlement process and up to the:

(a)	effective date of its written approval to terminate the Reserve Credit Trust Agreement and return the Reinsurance Credit Trust Assets to the Reinsurer, and,
(b)	effective date of its written approval to terminate the Letter of Credit, and
(c)	return of any amounts in the Segregated Reinsurance Funds Account to the Reinsurer.

4.
Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

ARTICLE IX
REPRESENTATIONS AND COVENANTS

1.
Solvency.  The Ceding Company and the Reinsurer each represent and warrant to the other that it is solvent in all jurisdictions in which it does business or is licensed to do business and each agrees to promptly notify the other party if it becomes insolvent, as defined in Article XI, Paragraph 1.

2.
Ceding Company Representations.  The Ceding Company acknowledges that, at the Reinsurer's request, it has provided the Reinsurer with the information described in Schedule A and the Ceding Company Data described in Schedule C prior to the execution of this Agreement by the Reinsurer.  The Ceding Company represents that the information described in Schedules A and C was compiled in a commercially reasonable manner using sound actuarial practices.  The Ceding Company represents that all factual information contained in the Schedule A and Schedule C is, when taken as a whole, complete and accurate in all material respects as of the date the document containing the information was prepared.  The Ceding Company further represents that any assumptions made in preparing the information contained in Schedule C were reasonably consistent with commercially accepted actuarial principles.  The Ceding Company further represents that there are no omissions, errors, changes or discrepancies, which would materially affect the information described above when taken as a whole, except as otherwise disclosed in writing to the Reinsurer. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement and acknowledges that the information provided by the Ceding Company is not a guarantee of future performance. The Ceding Company’s representations and warranties contained in this Paragraph 2 shall apply to all amendments which are made to the information in Schedules A and C, as if such representations and warranties were set forth in such amendments, and the Reinsurer will rely on such representations and warranties in entering into any such amendments.

In addition, the Ceding Company represents the following to the Reinsurer:

(i)	The Ceding Company is a corporation validly existing under the laws of the State of Indiana.

(ii)
The execution, delivery and performance by the Ceding Company of this Agreement are within the Ceding Company’s corporate powers, have been duly authorized by all necessary corporate action, do not require any approval of its shareholders other than as already obtained and do not contravene the Ceding Company’s organizational documents or any law or any material contractual restriction binding on or affecting the Ceding Company.

(iii)
No authorization or approval or other action by, and no notice to or filing with (other than those notices already given or filings already made), any governmental authority or regulatory body is required for the due execution, delivery and performance by the Ceding Company of this Agreement.

(iv)
This Agreement is a legal, valid and binding agreement enforceable against the Ceding Company in accordance with the Ceding Company’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(v)
There are no actions, suits or proceedings pending against, or to the Ceding Company’s knowledge, threatened against the Ceding Company by or before any court, governmental agency or arbitrator that involve this Agreement or that are reasonably likely, either individually or in the aggregate, to have a material adverse effect upon the Ceding Company’s ability to perform the Ceding Company’s obligations under this Agreement.

(vi)	The Ceding Company is a United States taxpayer.

(vii)	The Ceding Company has entered into this transaction for an appropriate business purpose.

(viii)
The Ceding Company is not entering into this transaction with a view to, or the intention of, fraudulently or misleadingly distorting the financial position or results of operations of the Ceding Company as disclosed to the public.

(ix)	The accounting for this transaction by the Ceding Company will be in accordance with appropriate jurisdictional statutory accounting principles, including disclosure requirements.

(x)
The Ceding Company is sophisticated, has relied on its own judgment and advisers in connection with the transaction, and has not relied on the Reinsurer, Wells Fargo, their affiliates, or anyone acting on their behalf with respect to the transaction’s suitability or fitness for a particular purpose.

(xi)	The transaction has been reviewed and approved by appropriate senior management of the Ceding Company.

3.	Reinsurer Representations. Reinsurer represents the following to the Ceding Company:
(i)	Reinsurer is a corporation validly existing and in good standing under the laws of Bermuda, and is authorized to write life reinsurance business.
(ii)
The execution, delivery and performance by Reinsurer are within Reinsurer’s corporate powers, have been duly authorized by all necessary corporate action, do not require any approval of its shareholders other than as already obtained and do not contravene Reinsurer’s organizational documents or any law or any material contractual restriction binding on or affecting Reinsurer.

(iii)
No authorization or approval or other action by, and no notice to or filing with (other than those notices already given or filings already made), any governmental authority or regulatory body is required for the due execution, delivery and performance by Reinsurer of this Agreement.

(iv)
This Agreement is a legal, valid and binding agreement enforceable against Reinsurer in accordance with Reinsurer’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(v)
There are no actions, suits or proceedings pending against, or to Reinsurer’s knowledge, threatened against Reinsurer by or before any court, governmental agency or arbitrator that involve this Agreement or that are reasonably likely, either individually or in the aggregate, to have a material adverse effect upon Reinsurer’s ability to perform Reinsurer’s obligations under this Agreement.

(vi)	Reinsurer is a United States taxpayer.
(vii)
Reinsurer will have good and marketable title, free and clear of all liens, to all Qualifying Assets immediately prior to the deposit thereof in the Reserve Credit Trust Account at any time during the term of this Agreement.

(viii)	Reinsurer has entered into this transaction for an appropriate business purpose.
(ix)
Reinsurer is not entering into this transaction with a view to, or the intention of, fraudulently or misleadingly distorting the financial position or results of operations of Reinsurer as disclosed to the public.

(x)	The accounting for this transaction by Reinsurer will be in accordance with appropriate jurisdictional statutory accounting principles, including disclosure requirements.
(xi)
Reinsurer is sophisticated, has relied on its own judgment and advisers in connection with the transaction, and has not relied on the Ceding Company or anyone acting on its behalf with respect to the transaction’s suitability or fitness for a particular purpose.

(xii)	The transaction has been reviewed and approved by appropriate senior management of Reinsurer.

4.	Covenants.
(i)
The Ceding Company will comply with all required accounting and tax disclosures related to this Agreement in accordance with appropriate jurisdictional laws, regulations and administrative pronouncements.

(ii)	Reinsurer will comply with all required accounting and tax disclosures related to this Agreement in accordance with appropriate jurisdictional laws, regulations and administrative pronouncements.
(iii)
On or prior to the Effective Date, the Reinsurer shall deliver to the Ceding Company the Parental Guaranty from the Guarantor and the Reinsurer shall cause the Parental Guaranty to remain in effect at all times during the term of this Agreement.

ARTICLE X
ARBITRATION

Except as provided in Paragraph 1 of Article XI, any and all disputes arising out or relating to this Agreement, including but not limited to disputes relating to its formation or validity shall be submitted to binding arbitration.  Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated April 2004 (the “Procedures”), as supplemented or limited by the paragraphs below.
(a)
The arbitration panel (the “Panel”) shall consist of three disinterested arbitrators, one to be appointed by the Ceding Company, one to be appointed by the Reinsurer and the third to be appointed by the two party-appointed arbitrators.  The third arbitrator shall serve as the umpire, who shall be neutral.  The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer other than the parties to this Agreement or their affiliates or subsidiaries.  Within thirty (30) days of the commencement of the arbitration proceeding, each party shall provide the other party with the identification of its party-appointed arbitrator, his or her address (including telephone, fax and e-mail information) and provide a copy of the arbitrator’s curriculum vitae.  If either party fails to appoint an arbitrator within that thirty (30) day period, the non-defaulting party will appoint an arbitrator to act as the party-appointed arbitrator for the defaulting party.  The two party-appointed arbitrators shall seek to reach agreement on an umpire as soon as practical but no later than thirty (30) days after the appointment of the second arbitrator.  The party-appointed arbitrators may consult, in confidence, with the party who appointed them concerning the appointment of the umpire.

(b)
Where the two party-appointed arbitrators have failed to reach agreement on an umpire within the time specified in Paragraph (a) above, each party shall propose to the other in writing, within seven (7) days thereafter, eight umpire candidates each of whom meets the requirements for umpires set forth above.  The umpire will then be selected in accordance with the Procedures.  (Unless the Parties agree otherwise, the ARIAS U.S. Umpire Questionnaire Form in effect at the time of the commencement of the arbitration shall be used.)

(c)	The arbitration shall take place in State of Indiana, and shall commence no later than forty-five (45) days after the appointment of the umpire.

(d)
Unless prohibited by law, the federal and state courts of the State of Indiana shall have exclusive jurisdiction over any and all court proceedings that either party may initiate to compel arbitration or to enforce, confirm, vacate or modify an arbitration award.  The decision of the Panel shall be delivered to the parties no later than twenty (20) days after the close of the arbitration proceedings, and shall be final and binding.  In no event shall the Panel include in the arbitration award any punitive, exemplary or other form of extra contractual damages.

(e)	In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, will control. This Article shall survive the expiration or termination of the Agreement.

ARTICLE XI
INSOLVENCY

1.                  Insolvency of a Party to this Agreement.  A party to this Agreement will be deemed insolvent when it:
(a)	Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets;
(b)	Is adjudicated as bankrupt or insolvent; or
(c)
Files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid bankruptcy or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

(d)	Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

In the event a party becomes insolvent, it will promptly notify the other party.

2.
Ceding Company’s Insolvency. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor, which shall not include a guarantee association or fund. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the Riders reinsured without diminution or increase because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any rider reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor.  Any expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XII
SPECIAL DISPUTE RESOLUTION PROCEDURES AND INDEMNIFICATION

1.
Disputes over Calculations.  This section is intended to address disputes between the Ceding Company and the Reinsurer solely to the extent they relate to one or more specific calculations.  Any such disputes not resolved pursuant to this Paragraph 1 shall be resolved pursuant to Article X.  Rights, duties or obligations resulting from either party’s failure to act other than in accordance with the provisions of this Agreement shall be subject to Article X.  This section shall survive termination of this Agreement.

a.
If a dispute arises between the Ceding Company and the Reinsurer in regards to the calculation of any amounts to be paid or reserved (including Reinsurance Premiums, Claims, Coinsurance Reserve, Settlement amounts, and Recapture Fee) which cannot be resolved by the parties within thirty (30) calendar days, then the Ceding Company and Reinsurer will each prepare written reports describing the calculation in dispute.

b.
Within ten (10) business days after the close of the thirty (30) day resolution period in subparagraph a. above, these written reports will be submitted to a mutually acceptable third party actuary, accountant or investment professional (the “Outside Expert”).

c.
Within thirty (30) calendar days of receipt of the written report, the Outside Expert will determine a dollar amount (or other value, as applicable) for the disputed calculation which will fall in the range between the values proposed by the Ceding Company and the Reinsurer.

d.	The fees, costs and expenses of retaining the Outside Expert will be shared equally between the Ceding Company and the Reinsurer.

2.
Indemnification.  Notwithstanding any action that may be taken in accordance with the terms of this Agreement, if one party substantially fails to perform an obligation specified in this Agreement, the other party shall have the right to be indemnified and held harmless by the other party in respect of all costs, expenses, claims and losses arising out of such failure to perform.  The indemnity shall be such as to put the other party in the same financial position as it would have been if such failure had not occurred.  If such indemnity is required in conjunction with a termination of this Agreement such indemnity shall be paid in addition to the Terminal Accounting and Settlement.  This Paragraph 2 does not prejudice any other rights or remedies which may be available to either party under the terms of this Agreement.

ARTICLE XIII
EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of [November 1, 2013 ].
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
ATTEST:                                                                       ("Ceding Company")

By: /s/ Marie Johnson                                                                 By: /s/ Stephen Turer

Title: Exec. Asst.                                                                       Title: VP

Date: 10/29/2013                                                                       Date: 10/29/2013

Location: Hartford, CT                                                               Location: Hartford, CT

ATTEST:                                                                       UNION HAMILTON REINSURANCE, LTD.
("Reinsurer")

By: /s/ Paulette B. Gardner                                                           By: /s/ illegible

Title: Executive Assistant                                                               Title: CEO

Date: Oct 29, 2013                                                                       Date: Oct. 29, 2013

Location: Fort Mill, SC                                                                  Location:   Fort Mill, SC

AND

ATTEST:                                                                       UNION HAMILTON REINSURANCE, LTD.
("Reinsurer")

By: /s/ illegible                                                                       By: /s/ J. Oliver Heyliger

Title: Alternate Director                                                                       Title: Director

Date: October 29, 2013                                                                       Date: October 29, 2013

Location: Hamilton Bermuda                                                                 Location: Hamilton Bermuda

SCHEDULE A
RISKS REINSURED

Risks Reinsured. The amount of reinsurance under this Agreement will be a fifty percent (50%) quota share of the Ceding Company's liability for Claims as defined in Article III, Paragraph 1, paid by the Ceding Company in accordance with the terms of the Riders attached to the Base Annuities, which are issued by the Ceding Company, on or after execution of this Agreement by both parties and as described below:
(a)	The following Riders and any state variations thereof issued with the Base Annuities described in (b) below are reinsured hereunder.
Rider	Form Number	State Variations
Variable Annuity Payment Option Rider; Marketing Name known as i4Life® Advantage Guaranteed Income Benefit – Protected Funds
I4LA-NQ (8-10)#
I4LA-Q (8-10)#

Alabama
Alaska
Arizona
Arkansas
California#
Colorado
Connecticut#
Delaware
District of Columbia#
Florida
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota#
Mississippi
Missouri
Montana#
Nebraska
Nevada
New Hampshire#
New Jersey#
New Mexico
North Carolina#
North Dakota
Ohio
Oklahoma
Oregon#
Pennsylvania#
Puerto Rico#
Rhode Island
South Carolina#
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington#
West Virginia
Wisconsin
Wyoming
None
Variable Annuity Living Benefit Rider; Marketing Name known as Lincoln Lifetime Income Advantage 2.0 - Protected Funds
AR-529(8-10)

Alabama
Alaska
Arizona
Arkansas
Colorado
Connecticut*
District of Columbia*
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Massachusetts*
Michigan
Mississippi
Missouri
Montana*
Nebraska
Nevada*
New Hampshire*
New Jersey*
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon*
Pennsylvania*
Puerto Rico*
Rhode Island
South Carolina
South Dakota
Tennessee
Texas*
Utah
Vermont*
Virginia*
Washington*
West Virginia
Wisconsin
Wyoming

		California	AR-529 (2-12)
		Delaware	AR-529 (3-12b)
		Florida	AR-529 (7-11)
		Maryland	AR-529 (2-11)
		Minnesota	AR-529 (3-12b)
		South Dakota	AR-529 (10-12)

*contains state-specific variations of text within the rider; uses standard form number
AR-529 (8-10)
# contains state-specific variations of text within rider; all 50 states use same form numbers listed above.
(b)
Product	Form Number	State Variations
ChoicePlus Assurance: A-Shares A Class	30070-A 8/03	Arizona	30070-A-AZ 8/03
		California	30070-A-CA 8/03
		Connecticut	30070-A-CT 8/03
		Florida	Form 30070-A-FL 8/03 With cover pages: 30070-A 01/11 and 30070-A 08/13
		Georgia	30070-A-GA 8/03
		Hawaii	30070-A-HI 8/03
		Idaho	30070-A-ID 8/03
		Illinois	30070-A-IL 8/03
		Kentucky	30070-A-KY 8/03
		Louisiana	30070-A-LA 8/03
		Maine	30070-A-ME 8/03
		Maryland	30070-A-MD 8/03
		Massachusetts	30070-A –MA 8/03
		Michigan	30070-A-MI 8/03
		Minnesota	30070-A-MN 6/05 With cover page 30070-A-MN 1/09
		Mississippi	30070-CD-A-MS 8/03
		Missouri	30070-A-MO 8/03
		Montana	30070-A-MT 8/03
		Nebraska	Form 30070-A-NE 8/03
		Nevada	Form 30070-A-NV 8/03
		New Hampshire	Form 30070-A-NH 8/03
		New Jersey	30070-A-NJ 8/03
		New Mexico	30070-A-NM 8/03
		North Carolina	30070-A-NC 8/03
		North Dakota	30070-A-ND 8/03
		Oklahoma	30070-A-OK 8/03
		Oregon	30070-A-OR 8/03
		Pennsylvania	30070-A-PA 8/03
		Rhode Island	30070-A-RI 8/03
		South Carolina	30070-A-SC 8/03
		Tennessee	30070-CD-A-TN 8/03
		Texas	30070-A-TX 8/03 With cover page 30070-A-TX 01/12
		Utah	30070-A-UT 8/03
		Vermont	30070-A-VT 8/03
		Virginia	30070-A-VA 8/03
		Washington	Form 30070-A-WA 8/03
		West Virginia	30070-A-WV 8/03
		Wisconsin	30070-A-WI 8/03

Product	Form Number	State Variations
ChoicePlus Assurance: B-Shares C-Shares L-Shares B Class ChoicePlus Signature ChoicePlus Assurance Series: L share B share C share ChoicePlus Assurance Prime ChoicePlus Rollover	30070-B	California	30070-BCA
		Florida	30070-B-FL With cover pages 30070-B-FL 01/11 and 30070-B-FL 08/13
		Georgia	30070-BGA
		Hawaii	30070-BHI
		Idaho	30070-BID
		Illinois	30070-B-IL
		Kentucky	30070-BKY
		Louisiana	30070-BLA
		Maine	30070-BME
		Maryland	30070-BMD
		Massachusetts	30070-B-MA
		Michigan	30070-B-MI
		Minnesota	30070-B-MN With cover page 30070-B-MN 1/09
		Missouri	30070-B-MO
		Montana	30070-B-MT
		Nebraska	30070-BNE
		Nevada	30070-B-NV
		New Hampshire	30070-B-NH
		New Jersey	30070-B-NJ
		New Mexico	30070-B-NM
		North Carolina	30070-B-NC
		North Dakota	30070-B-ND
		Oklahoma	30070-BOK
		Oregon	30070-B-OR
		Pennsylvania	30070-B-PA
		Puerto Rico	30070-B-PR Form 30070-B-PR-B 4/08 Form 30070-B-PR-C 4/08 Form 30070-B-PR-L 4/08
		Rhode Island	30070-BRI
		South Carolina	B-Share: 30070-B-SC5 C-Share: 30070-B-SC9 L-Share: 30070-B-SC10
		Texas	Form 30070-B-TX With cover page 30070-B-TX 01/12
		Utah	30070-B-UT
		Virginia	30070-BVA
		Vermont	30070-B-VT
		Washington	30070-B 30070-B-WA-B 4/08 30070-B-WA-C 3/10 30070-B-WA-L 3-10
		West Virginia	30070-BWV
		Wisconsin	30070-BWI

Product	Form Number	State Variations
ChoicePlus Assurance O-Shares (aka Fusion) Choice Plus Fusion	30070-B	Arizona	30070-B AZ
		California	30070-BCA
		Florida	30070-B-FL
		Georgia	30070-BGA
		Hawaii	30070-BHI
		Idaho	30070-BID
		Illinois	30070-B-IL
		Kentucky	30070-BKY
		Louisiana	30070-BLA
		Maine	30070-BME
		Maryland	30070-BMD
		Massachusetts	30070-C-MA
		Michigan	30070-B-MI
		Minnesota	30070-B-MN 1/09
		Missouri	30070-B-MO
		Montana	30070-B-MT(06/10)
		Nebraska	30070-BNE
		Nevada	30070-B-NV
		New Hampshire	30070-B-NH
		New Jersey	30070-B-NJ
		New Mexico	30070-B-NM

		North Carolina	30070-B-NC
		North Dakota	30070-B-ND
		Oklahoma	30070-BOK
		Oregon	30070-B-OR (8-11)
		Pennsylvania	30070-B-PA
		Puerto Rico	N/A
		Rhode Island	30070-BRI
		South Carolina	30070-B-SC5
		Texas:	Form 30070-B-TX
		Utah:	30070-B-UT
		Virginia	30070-BVA
		Vermont	30070-B-VT
		Washington	30070-B-WA (8-11)
		West Virginia	30070-BWV
		Wisconsin	30070-BWI

Product	Form Number	State Variations
ChoicePlus Design	30070-B	Washington	30070-B Form 30070-B-WA 22

(c)
During the term of this Agreement, the Ceding Company will retain not less than fifty percent (50%) of the liability on the Riders reinsured hereunder which liability or any portion thereof shall not be reinsured by the Ceding Company without the prior written consent of the Reinsurer except that the Ceding Company may reinsure such liability with an Affiliate (“Affiliate Reinsurance Agreement”).  An “Affiliate” shall mean a company that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Ceding Company.  The Affiliate Reinsurance Agreement shall provide that the Affiliate may not retrocede the Affiliate’s portion of the Riders.  The Ceding Company agrees that it will not waive or modify such provision in the Affiliate Reinsurance Agreement without the prior written consent of the Reinsurer.  If the Affiliate ceases to be an affiliate of the Ceding Company, the Ceding Company shall immediately recapture the liability ceded to such Affiliate.

SCHEDULE B
QUARTERLY ACTIVITY AND SETTLEMENT REPORT
FROM CEDING COMPANY TO REINSURER
Accounting Period:
Calendar Year:
Date Report Completed:

A1 REINSURANCE PREMIUMS (SL)
(i) Income Base
(ii) Annual Rider Charge / 4
(iii) Quota Share
REINSURANCE PREMIUMS (i) x (ii) x (iii)

A2 REINSURANCE PREMIUMS (JL)
(i) Income Base
(ii) Annual Rider Charge / 4
(iii) Quota Share

REINSURANCE PREMIUMS (i) x (ii) x (iii)

A3. REINSURANCE PREMIUMS (GAI)

Reinsurance premium for contracts that have elected the GAI payment options

A TOTAL REINSURANCE PREMIUMS (A1+A2+A3)

B CLAIM PAYMENTS
Guaranteed Minimum Withdrawal Benefit
Guaranteed Income Benefit
GAI Annuity Payment

  TOTAL CLAIM PAYMENTS

C SETTLEMENT AMOUNT (A-B)

D FEDERAL TAX RESERVES

E STATUTORY RESERVES

(i)	Statutory Reserves for contracts that have not elected the GAI Annuity Payment Option

	Ceding Company Gross	Ceding Company Net	Ceded to Reinsurer
AG 43 Conditional Tail Expectation Amount
AG 43 Standard Scenario Amount
Aggregate Reserves

(ii)	Statutory Reserves for contracts that have elected the GAI Payment Option

Total Statutory Reserves (i) + (ii)

F. Seriatim File containing Policy Number, Federal Tax Reserve and Standard Scenario Amount for each policy.

SUPPLEMENTAL INFORMATION

Beginning of Period Account Value
Plus Purchase Payments
Minus AV Released on Surrenders
Minus AV released on Partial Withdrawals
Minus AV Released on other benefits
Minus Admin Charges
Minus Rider Charge
Minus M&E Plus (Minus) Investment Performance
End of Period Account Value

	Beginning of Accounting Period	End of Accounting Period
Income Base # of Contracts

SCHEDULE B -11

A.	Seriatim listing of all covered contracts at the end of each month as per layout provided in email from Henry Cheng to Enzinma Miller on 9/30/2013.

Col #	Field Name
1	Scenario
2	Start Date
3	Valuation Date
4	Policy #
5	Issue Date
6	Age (Lb)
7	Sex
8	Off Risk Age
9	Jt Life Ind
10	Spouse Age(Lb)
11	Av-Based Fee Rate1
12	Av-Based Fee Rate2
13	M&E Duration
14	Db Hedge Prm Rate
15	Ab Hedge Prm Rate
16	Wb Or Ib Hedge Prm Rate
17	Db Fee Rate
18	Ab Fee Rate
19	Wb Or Ib Fee Rate
20	Curr Db Rollup Bal
21	Curr (Remain) Prm
22	Av
23	Db
24	S&P 500
25	Russell 2000
26	S&P 400
27	Lbustruu
28	Eafe
29	Money Mkt
30	Prot Profile Mod Aggr
31	Prot Profile Moderate
32	Prot Profile Conser
33	Prot American Growth
34	Prot American Balanced
35	Afis Prot Asset Alloc
36	Afis Mr Growth
37	Afis Mr Growth-Income
38	Afis Mr Blu Chp Inc Grw
39	Afis Mr Intl
40	Rpm Ubs Large Cap Growth
41	Rpm Columbia Small-Mid Growth
42	Rpm Blkrock Equity Div
43	Rpm Jpm Mid Cap Value
44	Rpm Templeton Growth
45	Rpm Ssga Global Tactical
46	Rpm Blkrock Em Mkt
47	Rpm Mfs Intl Growth
48	Rpm Ssga Lg Cap
49	Rpm Ssga Sm Cap
50	Rpm Blkrock Glb Alloc Vi
51	Rpm Fid Vip Contra
52	Rpm Dim Non-Us Equity
53	Rpm Dim Us Equity
54	Pf15
55	Pf16
56	Pf17
57	Pf18
58	Dca Amount
59	Fixed Av
60	Csv
61	Av Rev Rate
62	Policy Count
63	Rein Treaty
64	Rebalancing Ind
65	Fund 1 Allocation
66	Fund 2 Allocation
67	FUND 3 ALLOCATION Etc.
68	Rollup (Rop) Indicator
69	Gmdb Rollup Indicator
70	Rollup Lock Age
71	Rollup Rate
72	Ratchet(1) Or Reset(2) Indicator
73	Reset/Ratchet Freq
74	Reset/Ratchet Cap %
75	Reset/Ratchet Lock Age
76	Eeb Indicator
77	Eeb %
78	Eeb Cap
79	Reset Ind
80	Numshocks
81	Attribnum
82	Lapse Table Column
83	Gmwb Indicator
84	Gmwb Balance
85	Initial Gmwb Base
86	Time To Reset Eligibility
87	Cap On 4later Gib
88	Time To Next 4later Reset
89	Time To End Of 4later Phase
90	Premium Rate 4later
91	Fee Rate Client 4later
92	Dyn Lapse Cohort Number
93	Dyn Withdrawal Cohort Number
94	Rop Non Pro Rata
95	Rollup Non Pro Rata
96	Ratchet Non Pro Rata
97	Group Num
98	Spouse Cont Ind
99	Lifetime Cross Age
100	Lifetime Cross Ind
101	Wb Fee Waiver Ind
102	Wb Fee Waiver Wds
103	Benefit Cap
104	New Rider Charge
105	Time Until Next Fee Change
106	Gmwb Bonus Table Column
107	Ltc Ga
108	Ltc Ga Cap
109	Ltc Design
110	Ltc Ratchet Indicator
111	Ltc Ratchet Lock Age
112	Ltc Accumulation Fee
113	Ltc Extension Fee
114	Ltc Nf Fee
115	Lbr Date
116	Non-Mps Fund Fee
117	Shift Mps Pol Ind
118	Gib Fee Amount
119	Product Family
120	Share Class
121	Total Deposits
122	Qualified Flag
123	Ltd Conforming Wd
124	Ltd Excess Wd
125	Aws Ind
126	Amort Gr
127	Lbr Orig Date
128	Lbr Code
129	Lb2 Code
130	Plan Code

B.	On the Effective Date, the Ceding Company will provide the Reinsurer with the computer program currently used by the Ceding Company to produce the following parameter fields (the “Macro”):

a.	Policy Number
b.	“DurAftSC/ShareClass/BenefitRichness Column”
c.	“Second DurAftSC/ShareClass/BenefitRichness Column For New 4LTR”
d.	“Dynamic Lapse Factor Column”
e.	“AttainedAge/ProdFamily/BenefitType Column”
f.	“PolicySize/BenefitType Column”

Additionally, for the period from the Effective Date through the end of the first full calendar quarter following the Effective Date, the Ceding Company will provide the Reinsurer with the output produced by the Macro as well as updates, if any, to the Macro.  The Ceding Company will have no obligation to maintain or update the Macro after the first quarter following the Effective Date; however, to the extent that it uncovers an error in any version of the Macro that was provided to the Reinsurer, it shall notify the Reinsurer of such error within one (1) business day of its discovery.  The Reinsurer’s use of the Macro as well as its modification or adaptation of the Macro in any way and for any purpose is at the Reinsurer’s own risk and expense. Nothing in the preceding sentence shall be interpreted to limit or reduce the Ceding Company’s obligation to provide accurate and timely information under the terms of this Agreement.  After the Effective Date, the Ceding Company will provide commercially reasonable cooperation and assistance to the Reinsurer as the Reinsurer learns how to use the Macro in conjunction with the Model.

C.	Seriatim listing of all covered contracts by Fund Number and Account Value on a monthly basis.

Policy Number	Fund Number	Account Value

[Continued next page…]

1 The Ceding Company shall, with ten (10) business days prior written notice, provide updated versions of this Schedule B-1 to the Reinsurer and such updated versions are intended to automatically update this Agreement, except, to the extent that any change reflected on an updated Schedule B-1 represents a Material Change, it shall be subject to the Program Change process outlined in Article I, Paragraph 5 of this Agreement.

D.	Fund Allocation for all funds offered with Riders reinsured under the treaty.

Field Names
1	Inventory Field Name
2	Full Fund Name
3	MG-Hedge Version
4	Vantage Fund Num
5	Trade Fund Num (Primary)
6	Trade Fund Num (Alternate)
7	Target Volatility
8	Fund Fees
9	Upside Reset
10	T for Put Option
11	Val Rate
12	Core Allocations (EqRM Liability)
13	S&P 500 Allocation
14	Russel Allocation
15	S&P 400 Allocation
16	Bond Allocation
17	EAFE Allocation
18	MM Allocation
19	Valuation Mapping (MG-Alpha)
20	S&P 500 Allocation
21	Russel Allocation
22	S&P 400 Allocation
23	Bond Allocation
24	EAFE Allocation
25	MM Allocation

E.	Current (short-term) Equity Fund mapping allocations to be provided quarterly.

Fund	Date	SPX	RTY	MID	LBUSTRUU	EAFE	mm

SCHEDULE C
CEDING COMPANY DATA

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated January 6, 2013 titled “RE: Wells Fargo Reinsurance Data Information” which provided a brief description of the 10 files related to Lincoln’s VAGLB.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated January 16, 2013 titled “RE: Wells Fargo Reinsurance Data Information” which provided the current (as of 12/3/2012) GAI rates, for both single and joint life.

•
Email from Henry Chen of Ceding Company to Jee Shen of Reinsurer dated January 29, 2013 titled “RE: Call later this week on liability assumptions” which provided a file titled “LFG Annuity updated 2012 actuarial assumptions.ppt” which contained a PowerPoint of the Annuity 3Q 2012 Assumption Update.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated February 1, 2013 titled “RE: Follow-Up on Wells / Lincoln VA Call (1/31)” which provided graphs that show Lincoln’s L-share base rate and in-surrender charge dynamic lapse assumptions.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated February 15, 2013 titled “LFG VA reinsurance – Nursing Home pricing documentation which provided the file “201302151758.pdf” which provided documentation on Lincoln’s Nursing Home benefit pricing.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated February 19, 2013 titled “RE: LFG VA reinsurance – Nursing Home pricing documentation” which contained responses to specific questions asked by Jee Shen on February 18, 2013 in relation to the Nursing Home benefit pricing document.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated March 18, 2013 titled “RE: Investment Requirements for LINC 2.0 Protected Funds” which provided the investment requirements of Lincoln’s Protected fund riders (for reinsurance consideration) before the RPM funds were introduced.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated March 27, 2013 titled “RE: 3-way discussion on MPS” which provided a file titled “Milliman Protection Strategy 1-31-13.pdf” which contained material that was discussed during a call that afternoon.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated March 28, 2013 titled “FW: Moderate Fund Holdings” which provided a file titled “LVIP Protected Profile Moderate Funds – Holding 2012.xlsx” which contained information on fund holdings from Lincoln’s portfolio manager Dave Weiss.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated March 28, 2013 titled “RE: Initial Risk-Neutral Results” which provided files titled “LLINC2 Prot Dec12 Timing Grids EqRM.xlsx” and “Changes in GAI Table.pdf” which contained Income Start distribution assumptions, Withdrawal amount assumptions, Upcoming (May) product changes, and Lapses.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 1, 2013 titled “RE: Initial Risk-Neutral Results” which provided a file titled “GAAPModelCalculations.xlsx” which contained the initial risk-neutral results and questions and comments between Reinsurer and Ceding Company.

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Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 1, 2013 titled “LFG GLWB Utilization experience” which provides Lincoln’s utilization experience for 2012. This provides a breakdown of Lincoln’s inforce business by actual withdrawal amount, relative to the Maximum Annual Withdrawal (MAW), for policies on Lincoln’s Automatic Withdrawal System (AWS).

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 3, 2013 titled “RE: Weekly Check-in: Lincoln/Milliman/Wells re: WB reinsurance” which provided files titled; “LNL ChoicePlus Fusion Specimen Contract.pdf”; “LNL Lincoln Lifetime Income Advantage 2.0 Protected Funds_DRAFT.PDF” which contained the VA base contract forms : LNL CP Fusion Contract (O-share); LNL CP LINC 2 PF rider (with May 2013 rates) CP A, B and L base contracts for  LNL and a list of state variations will follow.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 9, 2013 titled “Choice Plus contracts” which provided files titled “ChoicePlus Assurance B-Share_NW.pdf”; “ChoicePlus Assurance A-Share_NW.pdf”; “ChoicePlus Assurance L-Share_NW.pdf” which provided the CP contracts for A, B and L shares.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 9, 2013 titled “A couple of follow up items” which provided a file titled “Feb_NB_New Sales to Pricing.xlsx” which contained descriptions of the Reconciliation of sales volume and Mortality assumptions.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 11, 2013 titled “FW: Fund Info” which provided files titled “CP Protected Strategies Brochure.pdf”; “Protected Strategies - CP – Prospectus.zip”; “LVIP Protected Profile 4Q Commentary.pdf” which provided public info on Lincoln’s Protected Funds, which include prospectuses and marketing brochures.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 15, 2013 titled “RE: Choice Plus contracts” which provided files titled “30070-B MASTER CONTRACT STATE VARIATIONS.PDF”; “LINC 2.0 state variation summary.pdf” which provided summaries of state variations for both of Lincoln’s base contract (B-share) and LINC (GMWB) rider.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 16, 2013 titled “RPM funds deck” which provided a file titled “RiskManagedFund97_20120921_WellsFargo.pptx” which contained Lincoln’s discussion analysis on RPM funds.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 18, 2013 titled “RE: Choice Plus contracts” which provided additional information on Lincoln’s Choice Plus contracts: Rider form for California and Base contracts for CP Signature and Design (nationwide).

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 24, 2013 titled “RE: Weekly Check-in: Lincoln/Milliman/Wells re: WB reinsurance” which provided a file titled “201304240952” which contained the sample language on fund options/ investment requirements related to the fund change proposal.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 29, 2013 titled “RE: Lincoln Liability Assumptions” which provided additional information on Lincoln’s actuarial assumptions:

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 1, 2013 titled “LFG actuarial assumption follow-up” which provided files titled “Linc 2 0 lapse rates demo.xlsx; “LLINC2 Haircut Factors.xlsx” which please find the following information on Lincoln’s actuarial assumptions.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 7, 2013 titled “Final LFG LINC Protected rider form AR529” which provided a file titled “AR-529(8-10) PF 5-2012 5-6-2013.pdf” which is the rider form that governs all 3 generations of Lincoln’s protected GMWB rider under reinsurance consideration.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 13, 2013 titled “Lincoln AG43 calculation methodology” which provided files titled “LNL AG 43 Actuarial Memorandum 2011.pdf”; “Annuity Valuation – AG43 Stochastic Projections Process Document 06-12-12.docx”; “Change Management – MG-ALFA Narrative 05-04-12.doc”; and “IT – MG-ALFA Narrative 2001 05-04-12.doc” which provided details of Lincoln’s AG43 calculation methodology, including Rick Klenk’s actuarial memo.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 14, 2013 titled “LNL 2012 AG43 Act memo” which provided a file titled “LNL AG43 Memo 2012.pdf” which contained Lincoln’s 2012 AG43 act memo. It does address the new lapse and utilization assumptions, as opposed to the 2011 version, which does not.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 14, 2013 titled “Act memo to rider form AR529” which provided files titled “AR-529(8-10) Nationwide Act Memo.pdf” and “AR-529(8-10) PF 5-2013 5-6-2013.pdf” which provided the Nationwide Act memo association with form AR-529 (8-10).

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 16, 2013 titled “Revised LINC Protected rider form” which provided a file titled “LNL Lincoln Lifetime Income Advantage 2.0 Protected Funds May 2013.pdf” which contained the revised form AR-529(8-10) for the LINC Protected Rider.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 21, 2013 titled “MPS back-test and actual experience post-launch” which provided files titled “Backtest_LVIP_Effective_Exposure.xlsx” and “MPS experience Dec 11 to May 13.xlsx” which provided the back-tested results over the past decade show daily effective equity exposure (reflecting derivative overlay), which Milliman produced. The second file provided the Actual MPS historical fund performance and characteristics post launch.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 23, 2013 titled “Discussion with Lincoln on a few VA pricing items” which provided a file titled “Nursing Home pricing presentation.pptx” which contained a presentation for the following call that afternoon.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 23, 2013 titled “LFG VA Protected fund info” which provided files titled “IPS – RPM Overlay (FINAL) 4-30-13docx.docx”; “IPS – LVIP Protected Risk Based Profile Funds – Dec2011 (FINAL).docx”; “VolatilityTargetFundsModelSummary 7-10-12.docx”; “p-lvip-std-GrthProfile.pdf”; “p-lvip-std-ConsProfile.pdf”; “p-lvip-std-ModProfile.pdf”; “p-lvip-RPMConta.pdf”; “p-lvip-RPMGlbAll.pdf”; “p-lvip-std-MCGwth.pdf”; “p-lvip-RPMLrgCapGrth.pdf”; “p-lvip-RPMEmgMkt.pdf”; “p-lvip-IntlEQFoF.pdf”; “p-lvip-USEqFoF.pdf”; “p-lvip-RPMMidValue.pdf”; “p-lvip-RPMIntlGwth.pdf”; “p-lvip-std-GbITctAlloc.pdf”; “p-lvip-RPMLrgCap.pdf”; “p-lvip-RPMSmCap.pdf”; “p-lvip-std-Growth.pdf”; and “p-lvip-RPMEqDiv.pdf” which contained the package of material on our Protected Funds, especially the Investment Policy Statements governing these funds.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated May 29, 2013 titled “Nursing Home Benefit – follow-up analysis” which provided a file titled “Nursing Home Enhancement Risk Neutral Results.pdf” which contained the risk neutral val prem pricing results from 2007-08 on LINC Nursing Home Enhancement benefit. Also in the email, Henry Cheng went into detail regarding the attachment.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated June 10, 2013 titled “Application Form for LINC 2.0” which provided files titled “Client info application.pdf” and “Rider Election and Funds.pdf” which contained the Application Form for the LINC 2.0 Riders.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 22, 2013, titled “LINC 2.0 Protected Funds Rider Form State variation” which provided 1) files titled “AR-529(8-10)-Nationwide.doc,” “AR-529 (2-11) MD.docx,” “AR-529 (2-12) CA.docx,” “AR-529 (7-11) FL.docx,” “AR-529 (8-10) CT.docx,” “AR-529 (8-10) DC.docx,” “AR-529 (8-10) NH.docx,” “AR-529 (8-10) NJ.docx,” “AR-529 (8-10) NV.docx,” “AR-529 (8-10) OR.docx,” “AR-529 (8-10) PA.docx,” “AR-529 (8-10) PR.docx,” “AR-529 (8-10) RI.docx,” “AR-529 (8-10) TX.docx,” “AR-529 (8-10) VA.docx,” “AR-529 (8-10) VT.docx,” “AR-529 (8-10) WA.docx,” “AR-529 (8-12) SD.docx,” and “AR-529 (8-10) MA.docx” which are the state rider forms for Nationwide, Maryland, California, Florida, Connecticut, Washington DC, Minnesota, New Hampshire, New Jersey, Nevada, Oregon, Pennsylvania, Porto Rico, Rhode Island, Texas, Virginia, Vermont, Washington, South Dakota, and Massachusetts and 2) a web link [https://www.lfg.com/LincolnPageServer?LFGPage=/lfg/lfgclient/fprod/ann/index.html&LFGContentID=/lfg/lfgclient/fprod/ann/varann] for the prospectuses.

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Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 16, 2013, titled “Discuss AG43 analysis” which provided the file titled, “WF Standalone Summary_08.16.13.xlsx” that illustrates the base, -20%, -30%, and -40% Equity Shock for the Choice Plus w/ LINC 2.0 Protected Funds issued from 03/12 thru 02/13.

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Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 12, 2013, titled “Lincoln Policy Forms,” which provided a listing of the base products to be included in Schedule A as well as a sales distribution by share class for Q2.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated April 3, 2013, titled Weekly Check-in: Lincoln/Milliman/Wells re: WB reinsurance,” which provided 1) the files titled, “LNY ChoicePlus Fusion Specimen Contract.pdf,” “LNY ChoicePlus Lincoln Lifetime Income Advantage 2.0 Protected Funds_DRAFT.PDF,” “LNL ChoicePlus Fusion Specimen Contract.pdf,” “LNL Lincoln Lifetime Income Advantage 2.0 Protected Funds_DRAFT.PDF” which are the base contract forms and 2) sales volume for the inforce block since April 2012.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 2, 2013, titled, “Follow-ups from the Call,” which provided files titled, “FS IntegratedReport female age 60 LINC2P to i4Life Hypo.pdf,” which provided the illustrations of the bridging to i4LIFE and “AdjAge i4LIFE Payments.xlsx,” which provided a table of guaranteed payout factors at 4/0% AIR and current mortality, the email also confirmed that AR-529(8-10) has the correct GAI and GIB rates as well as that Wells will participate in the increase but not the decrease of the rider charge and that the rider charge and reinsurance premium apply to both the regular GMWB and VAPOR (i4Life bridge).

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated July 30, 2013, titled, “VAPOR (i4Life) Rider Form,” which provided the file titled, “I4LA July 2013- No M&E Rates.zip,” which contained the VAPOR (i4Life) nationwide and state rider forms.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 30, 2013, titled, “ChoicePlus M&E and Surrender Charge Schedule.xlsx,” which provided the M&E and Surrender Charge schedule and distinguished between ‘ChoicePlus Share and ChoicePlus Class’ and ‘ChoicePlus A Share Fee based.’

•	Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 29, 2013, titled, “ChoicePlus Surrender Charge Schedule.xlsx,” which provided a surrender charge summary.
•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 28, 2013, titled, “HOLD for call with Lincoln re: AG43 numbers,” which provided the file titled, “AG 43 Projection – LFG vs Milliman results Aug 28 meeting.xlsx,” which provided a comparison between Milliman and LFG GLWB projections.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated August 30, 2013, titled, “HOLD for call with Lincoln re: AG43 numbers,” which provided commentary on the attached file titled, “AF 43 Projection – LFG vs Milliman results Aug 28 meeting with underlying data.xlsx,” which provided which provided a comparison between Milliman and LFG GLWB projections.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated September 3, 2013, titled, “Lincoln’s AG43 reserve vs. Accumulated Premium analysis,” which provided the file titled, “Reserve minus Accum Prem analysis for Wells Sep 3.xlsx,” which contained Ceding Company’s analysis of AF43 reserve vs accumulated premium projection over time, with disclaimers at top of the exhibit.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer of Reinsurer dated September 13, 2013, titled, “Supplements for fund name changes,” which provided the files titled, “Supplement LVIP Protected Funds name changes v2.DOC,” and “Supplement LVIP Protected Funds name changes v1.DOC,” which documented the change from LVIP Protected to LVIP Managed Risk for selected funds.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated September 23, 2013, titled, “Fund name changes on 2 of our RPM funds,” which provided the file titled, “Supplement LVIP Protected Funds name changes Fall 2013 (1388172_1).pdf,” which documented the name change of the LVIP RPM Blackrock Global Allocation V.I. Fund to LVIP Blackrock Global Allocation V.I. RPM Fund and the name change of the LVIP RPM VIP Contrafund Portfolio to LVIP VIP Contrafund RPM Portfolio.

•
Email from Richard McDonnell of Ceding Company to Jee Shen of Reinsurer dated October 11, 2013, titled, “Lincoln VA – Consolidated List of Outstanding Items,” which provided the files titled, “Lincoln Predictive Modeling Analysis Report 10102013 – Wells Fargo Release.pdf,” “Adjustments to Lapse PM Factors for Wells Fargo.docx,” “WF AG43 Coinsurance Reserve Calc_10.11.13_1200.docx,” and “InventoryDescription.xlsx,” “CP FundsSummary v2.xlsx.”

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated October 25, 2013, titled, “Schedule A of Lincoln VA Treaty,” which provided three files titled, “AR-529(3-12b) MN.DOC;” “AR-529(3-12b) DE.DOC;” “Sch A 2013 10 25.docx;”  containing the rider forms for Delaware and Minnesota and an updated version of Schedule A for the treaty.

•
Email from Henry Cheng of Ceding Company to Jee Shen of Reinsurer dated October 25, 2013, titled, “Schedule A of Lincoln VA Treaty-Updated state variation summary attached;” which provided the file titled, “LINC 2 0 state variation summary 10-25-2013 FINAL.DOCX” which contained an updated state variation summary.

 EXHIBIT I

RESERVE CREDIT TRUST AGREEMENT

REINSURANCE TRUST AGREEMENT

by and among

UNION HAMILTON REINSURANCE LTD.
(“Grantor”)

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

 (“Beneficiary”)

and

 US BANK NATIONAL ASSOCIATION

(“Trustee”)

Dated as of [INSERT DATE]

EXECUTION VERSION

REINSURANCE TRUST AGREEMENT

THIS REINSURANCE TRUST AGREEMENT made as of [INSERT] by and among Union Hamilton Reinsurance Ltd., an insurance company organized and existing under the laws of Bermuda (the “Grantor”), The Lincoln National Life Insurance Company, an insurance company organized and existing under the laws of the State of   Indiana (the “Beneficiary”), and US Bank National Association, a banking corporation organized and existing under the laws of the United States and with its principal place of business in the State of Wisconsin (the “Trustee”).

WITNESSETH

WHEREAS the Grantor desires to transfer to the Trustee for deposit to the Trust Account (as defined below) assets in order to secure payments of certain amounts at any time and from time to time owing by the Grantor to the Beneficiary; and
WHEREAS, this Reinsurance Trust Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account; and
WHEREAS the Trustee is willing to act as the trustee of the Trust Account under the terms and conditions specified herein and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary.
NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I.

PROVISION RELATING TO THE TRUST ACCOUNT

Section 1.01.
The Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee at the Trustee’s office at 1555 N. River Center, Suite 301, Milwaukee, WI 53212, upon the terms and conditions hereinafter set forth.  The Trust Account established hereunder is for the exclusive use and benefit of the Beneficiary and the assets deposited therein shall be subject to withdrawal solely by the Beneficiary as provided herein.  As used herein, the term “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver, or conservator.

Section 1.02.
(a)           The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such funds and other property as the Grantor or the Beneficiary from time to time may transfer or remit to or vest in the Trustee or place in the Trustee’s hands or under the Trustee’s control, or as otherwise deposited in the Trust Account and to hold, invest, reinvest, manage, and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth.  All such trusteed assets at all times shall be maintained by the Trustee as a trust account, separate and distinct from all other assets.

(b) The assets in the trust account (the “Trust Assets”) must be held as specified in (c) below or at the Trustee’s office in the United States.  The assets must be segregated from other assets of the Trustee and the assets of the Trustee’s other clients.

(c) The Trustee shall have the right to hold property on an uncertificated basis with the issuer or in book-entry form.

Section 1.03.
Assets deposited in the Trust Account and investments and reinvestments thereof shall consist of currency of the United States of America, certificates of deposit issued by a United States bank and payable in currency of the United States of America, and investments of the type permitted by both Indiana statutes and the investment policy statement attached as Exhibit B; provided, that each such investment that is a security is issued by an institution that is not the parent, subsidiary or affiliate of either the Grantor or the Beneficiary (“Authorized Investments”).  Any deposit or investment direction by the Grantor  (as provided for in Section 1.08 below) shall constitute certification by the Grantor to the Trustee that the assets so deposited or to be purchased pursuant to such investment direction are Authorized Investments.  The Trustee shall not be responsible for determining whether any assets in the Trust Account are or continue to be Authorized Investments or whether the assets in the Trust Account are sufficient to secure the Grantor’s obligations.

Section 1.04.
The Grantor  shall, upon execution of this Reinsurance Trust Agreement, and from time to time thereafter as required, execute  endorsements in blank or other transfer instruments with respect to all securities or other property standing in the Grantor’s name or otherwise which are delivered to the Trustee to form a part of the Trust Account so that the Trustee can determine that, whenever necessary, the Beneficiary (or the Trustee upon the direction of the Beneficiary) can negotiate any such asset without the consent or signature of the Grantor or any other person or entity.  Any assets received by the Trustee which are not in such proper negotiable form or accompanied by the appropriate transfer documents shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

Section 1.05.
(a)           The Trustee is authorized to transfer into the name of nominees selected by it all registered securities from time to time held under this Reinsurance Trust Agreement.  The Trustee shall be responsible for the acts of its nominee with respect to such securities.

(b) The Trustee is authorized, without further information, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice.  The Trustee shall have no duty to notify the Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Trustee shall forward to the Grantor any notices or other documents subsequently received in regard to any such security.  The Trustee shall maintain securities received in bearer form unless instructed by the Grantor to exchange such securities for securities in registered form.  If any assets in the Trust Account registered in the name of a nominee of the Trustee are called for partial redemption by the issuer of such assets, the Trustee shall be authorized to allot the called portion to the respective beneficial holders of such assets pursuant to fair and equitable lottery procedures established by the Trustee from time to time.

(c) Where redemption options, tenders or other like rights with respect to securities have fixed expiration dates, the Grantor understands that in order for the Trustee to act, the Trustee must receive the Grantor’s instructions at its offices, addressed as the Trustee may from time to time request, by no later than 9:00 a.m. (Trustee’s local time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Trustee may notify the Grantor).  Absent the Trustee’s timely receipt of such instruction, such instruments will expire without liability to the Trustee unless the Trustee did not, with due diligence, provide the Grantor with timely and appropriate information.

Section 1.06.
(a)           At the request of the Grantor, all dividends, interest and other income resulting from the investment of the assets in the Trust Account shall be deposited into a separate account in the Grantor’s name; provided, however, that, except as provided in subsection (b) below, the Trustee shall have no obligation with respect to the collection of such income.

(b) From time to time, the Trustee may elect, but shall not be obligated, to credit the Trust Account with the amount of interest, dividends or principal payments due on assets in the Trust Account before actually receiving such payments from a payor, central depository, broker or other agent employed by the Grantor or the Trustee.  Any such crediting shall be at the Grantor’s sole risk, and the Trustee shall be authorized to reverse any such credit in the event it does not receive good funds from the payor, central depository, broker or agent.  The Trustee shall not be required to enforce collection by legal means or otherwise or any such payment, but shall use reasonable diligence to make all such collections as may be effected in the ordinary course of business.

(c) It is understood that the Trustee is not required to make advances of cash, securities or any other property on behalf of the Trust Account, or permit overdrafts in the Trust Account, in connection with the acquisition or disposition of assets in the Trust Account; provided, however, that if the Trustee were required by the Grantor or by industry practice to make such an advance or permit such an overdraft, such advance or overdraft shall be deemed a loan by the Trustee to the Grantor, which loan shall be payable on demand and shall bear interest at the Trustee’s customary rate for similar loans.  The Grantor shall be solely responsible for repayment of such loan and all interest thereon.  The Trust Account shall not be utilized for the payment of such loan or the interest thereon.  The Trustee may, however, deduct the amount of such loan and any interest thereon from any dividends, interest and other income of the Trust Account received by the Trustee before payment to the Grantor.

Section 1.07.
The Grantor directs the Trustee not to disclose the Grantor’s name, address and securities positions to issuers of securities held in the Trust Account, pursuant to SEC rules implementing The Shareholder Communications Act of 1985.The Grantor’s address is as set forth on the signature page hereof.  The Grantor and the Beneficiary each certify that their respective Taxpayer Identification Numbers set forth on the last page hereof are correct and that the Grantor and the Beneficiary each are not subject to “backup withholding” under Section 3406(a)(1)(c) of the Internal Revenue Code or any successor provision when the appropriate original tax form, W-8BEN or W-9, is given to the Trustee.  The Grantor and the Beneficiary agree to notify the Trustee immediately in writing of any change in the information set forth in this paragraph.

Section 1.08.
The responsibility for directing the Trustee to invest and reinvest the assets in the Trust Account shall be that of the Grantor and, unless and until directed by the Grantor, the Trustee shall not be required to take any action with respect to the investment or reinvestment of the Trust Account’s assets. The Trustee shall invest and reinvest the Trust Account, or any part thereof, in such Authorized Investments as the Grantor shall direct in writing.  The Trustee shall execute any direction to buy or sell securities and settle securities transactions itself or through a duly licensed broker or agent.  The Trustee shall not be responsible for any act or omission, or the solvency of any such broker or agent unless the act or omission is the result of the Trustee’s negligence, willful misconduct or lack of good faith.  Any loss incurred from any investment directed by the Grantor shall be borne exclusively by the Trust Account. The Trustee shall not permit any substitutions or withdrawals of Trust Assets except on the written instructions of the Beneficiary, except the Trustee may, upon providing written notice to the Beneficiary, upon call or maturity of any Trust Asset, withdraw such Trust Asset, upon the condition that the proceeds are paid into the Trust Account.  Such proceeds may be reinvested in Authorized Investments at direction of the Grantor. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Authorized Investments.

Section 1.09.	Reserved.

Section 1.10.
The Grantor shall have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Reinsurance Trust Agreement with respect to any securities or other property forming a part of the Trust Account.

Section 1.11.
Withdrawals from the Trust Account may be made by the Beneficiary at any time and from time to time, without notice to the Grantor and subject only to prior written notice from the Beneficiary to the Trustee.  Requests for withdrawals from the Trust Account shall be made pursuant to a withdrawal form in the form of Exhibit A attached hereto.  No other statement or document need be presented by the Beneficiary in order to withdraw assets, except that the Beneficiary shall be required by the Trustee to acknowledge receipt of withdrawn assets.  Upon receipt of the Beneficiary’s instruction, the Trustee shall immediately take any and all necessary steps to transfer absolutely and unequivocally to the Beneficiary all right, title and interest in the assets being withdrawn, and to deliver the physical custody thereof directly to the Beneficiary; provided, that, with respect to deposit or other accounts in other banks or with respect to book-entry securities, the Trustee shall execute the written directions of the Beneficiary with respect to the transfer, deposit or other disposition of the withdrawn assets.  The Trustee shall be protected in relying upon any written demand of the Beneficiary for such withdrawal and on any statement made therein.

Section 1.12.
(a)           The Trustee will provide the Grantor and the Beneficiary with a schedule of assets and transaction statements showing all transactions in the Trust Account upon its inception, and thereafter at intervals no less frequently than as of the end of each calendar quarter and in no event more frequently than as of the end of each month.  Such schedules and statements shall be given as soon as practicable, but in no event later than fifteen (15) days after such date.  Unless the Grantor or the Beneficiary files with the Trustee a written exception or claim of noncompliance with the Grantor’s instructions within three (3) months of the closing date of the period covered by such schedules and statements, the Grantor and the Beneficiary will be conclusively deemed to have waived any such exception or claim.

(b) The Trustee shall furnish to the Grantor, and the Beneficiary notice of any deposits to or withdrawals from the Trust Account within ten (10) calendar days of the occurrence of such event.

ARTICLE II.

PROVISIONS RELATING TO THE TRUSTEE

Section 2.01.
The Trustee, including any successor trustee, shall be a bank or trust company which is:  (a)(i) organized under the laws of the United States or any state thereof, or in the case of a United States branch or agency office of a foreign banking organization, is licensed under the laws of the United States or any state thereof, and (ii) has been granted the authority to operate with fiduciary powers; (b) regulated, supervised, and examined by federal or state authorities having regulatory authority over banks and trust companies; and (c) not a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

Section 2.02.
(a)           The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing between the Grantor and the Trustee.  The Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel.  The Trust Account shall not be utilized for the payment of such fees and expenses.  The Trustee may, however, deduct any unpaid fees and expenses from any dividends, interest and other income  received by the Trustee related to Trust Assets before payment to the Grantor.

(b) The Grantor indemnifies the Trustee against and holds it harmless from any claim, loss, liability, cost, or expense (including reasonable attorneys’ fees and expenses), incurred or made without negligence, willful misconduct or lack of good faith on the Trustee’s part, arising out of or in connection with the Trustee’s performance of its obligations under this Reinsurance Trust Agreement.  This indemnity shall survive the termination of this Reinsurance Trust Agreement or the Trustee’s resignation or discharge.

Section 2.03.
The Trustee shall be responsible for the safekeeping and administration of the Trust Account in accordance with provisions of this Reinsurance Trust Agreement.  The duties and obligations of the Trustee shall be only those specifically set forth in this Reinsurance Trust Agreement, and the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing.  Without limiting the generality of the foregoing the Trustee shall not have any duty:  to appear in or defend any suit with respect thereto unless requested by the Grantor or the Beneficiary in writing and indemnified to the Trustee’s satisfaction; to advise, manage, supervise, or make recommendations with respect to the purchase, retention or sale of assets in the Trust Account; with respect to any assets in the Trust Account as to which default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action, to provide notification of the solvency or financial condition or legal ability, or to be responsible for the consequences of insolvency or the legal inability, of any broker, dealer, bank, or other agent employed by the Grantor or the Trustee with respect to the assets in the Trust Account, except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity or to be responsible for the accuracy of any securities information, market values or other similar information provided by third-party services to which the Trustee subscribes or which the Trustee engages, which information is provided to the Grantor or the Beneficiary in statements or otherwise, or upon which the Trustee relies in performing pursuant to this Reinsurance Trust Agreement, or upon which the Grantor or the Beneficiary relies, or to be responsible for the failure to redeem any called bond or take any other action if notice of such call or action was not provided by any services to which it subscribes, unless the Trustee has been negligent in the selection on any such service.  The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 2.04.
Unless otherwise provided in this Reinsurance Trust Agreement, the Trustee is authorized to comply with and rely upon all written instructions, directions, notices, and other communications given by persons specified in incumbency certificates furnished to the Trustee from time to time by the Grantor, and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor, and the Beneficiary, including, without limitation, instructions, directions, notices, and other communications given by letter, facsimile or other electronic means of transmission, if the Trustee reasonably believes such instructions, directions, notices, and other communications to be genuine and to have been signed or presented by the proper party or parties.  With respect to facsimile and other similar electronic methods of giving instructions, directions, notices, and communications, the Grantor and the Beneficiary acknowledge that there are more secure methods of sending instructions, directions, notices and communications but have nevertheless elected to use such methods of communication.  In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions, directions, notice, and other communications (i) from any attorney-in-fact or (ii) from any officer specified in an incumbency certificate delivered hereunder prior to receipt by the Trustee of a more current certificate.  All notices provided to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

Section 2.05.
Whenever in the administration of the Trust Account created by this Reinsurance Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed, such as in the case of withdrawal of assets from the Trust Account by the Beneficiary, which is specifically prescribed by Section 1.11 of this Reinsurance Trust Agreement) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of the Grantor and/or the Beneficiary and delivered to the Trustee and said certificates shall constitute the full warranty to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable.

Section 2.06.
(a)           Except where otherwise expressly provided in this Reinsurance Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by or on behalf of the Grantor, and/or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor, and/or the Beneficiary by an officer or agent of such party whose name and specimen signature appears on current incumbency certificates furnished by such party.  The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent of the Grantor and/or the Beneficiary with respect to the authority conferred on him.

(b) The Trustee shall be under no obligation to determine whether or not any instruction given by the Grantor, and/or the Beneficiary are contrary to any provision of law.

Section 2.07.
The Trustee may as reasonably necessary consult with counsel selected by it.  The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of assets from the Trust Account by the Beneficiary.

Section 2.08.
The Trustee shall keep full and complete records of the administration of the Trust.  Any person or persons duly authorized in writing by the Grantor and/or the Beneficiary may examine such records at any time during business hours.

Section 2.09.	(a) The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(a) The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by the Grantor and the Beneficiary, and the Grantor may remove the Trustee at any time, without assigning any cause therefor, by the delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice, provided, that no such resignation or removal shall be effective until a successor trustee reasonably acceptable to the Beneficiary has been appointed by the Grantor and has accepted such appointment and all assets in the Trust Account have been duly transferred to such successor trustee.  In any case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee and every successor trustee shall succeed to take and have all the estate power, rights and duties which belonged to or were held by its predecessor.  In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a final accounting with respect to the Trust Account.

Section 2.10.	(a) All assets in the Trust Account shall be valued at their current fair market value in United States dollars on a basis determined by the Trustee in its sole discretion.

(b) Upon the written request of the Grantor, or the Beneficiary, the Trustee shall promptly permit the Grantor, or the Beneficiary, its agent or employees, or independent auditors designated by the Grantor, or the Beneficiary to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the Trust Account or the assets in the Trust Account.

ARTICLE III.

MISCELLANEOUS

Section 3.01.
This Reinsurance Trust Agreement shall be effective until terminated by sixty (60) days’ advance written notice sent to the Trustee by the Grantor.  Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination.  Upon the date of termination of this Reinsurance Trust Agreement, the Trustee shall:  (i) with the Beneficiary’s written consent, and at the direction of the Grantor, transfer, pay over and deliver to the Grantor all of the assets of the Trust Account in exchange for a receipt from the Grantor; or (ii) deliver such assets to a successor trustee meeting the requirements of Section 2.01 hereof, and the Trustee’s liability and obligations under this Reinsurance Trust Agreement shall thereupon cease.

Section 3.02.
THE PROVISIONS OF AND VALIDITY AND CONSTRUCTION OF THIS REINSURANCE TRUST AGREEMENT AND ANY AMENDMENTS THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF AND THE TRUST ACCOUNT CREATED HEREUNDER SHALL BE ADMINISTERED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

Section 3.03.
This Reinsurance Trust Agreement may be amended at any time by written agreement signed by the Grantor, the Beneficiary and the Trustee; provided, however, that from time to time after the date hereof the Grantor may propose such amendments to this Reinsurance Trust Agreement as the Grantor reasonably determines, based on advice of counsel, are necessary to ensure that assets deposited in the Trust Account are treated as admitted assets of the Grantor for all purposes under Indiana statutes, or any successor provisions thereto and any regulations promulgated thereunder.  Promptly upon receipt of such proposal, the Beneficiary will determine whether its rights to security under this Reinsurance Trust Agreement, or its ability to obtain credit on the statutory financial statements it files with the insurance department of its state of domicile and in all other states in which it must file such statements, would be prejudiced by adoption of such proposal.  Unless the Beneficiary reasonably determines that its rights are prejudiced, the Beneficiary and the Trustee shall consent to such amendment.  In the event that the Beneficiary reasonably determines that any such amendment is prejudicial to its interests, it shall have the right to disapprove by written notice any such proposed amendment.  Additionally, the investment guidelines attached as Exhibit B may be revised from time to time with the written consent of the Grantor and the Beneficiary.

Section 3.04.	This Reinsurance Trust Agreement is not subject to any conditions or qualifications outside of this Reinsurance Trust Agreement.

Section 3.05.
In the event any provision of this Reinsurance Trust Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Reinsurance Trust Agreement.

Section 3.06.
This Reinsurance Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 3.07.
This Reinsurance Trust Agreement may not be assigned by any party without the prior written consent of the other parties, and any such attempted assignment shall be void.  This Reinsurance Trust Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

Section 3.08.
All notices or demands shall be deemed effective on the same day that the notice or demand is sent if such notice or demand is sent by facsimile transmission or delivered by hand.  Otherwise notices or demands shall be deemed effective five (5) days after such notice or demand has been sent by certified mail.  All notices or demands shall be in writing and shall be delivered by hand, by certified mail, return receipt requested, or by facsimile transmission addressed to the parties at the following addresses:

If to the Trustee:
Peter Brennan
Assistant Vice President
US Bank National Association
1555 N. River Center Drive
Suite 301
Milwaukee, WI 53212
Facsimile:  (414) 905-5049

If to the Beneficiary:	Christopher Schulenberg
AVP-Reinsurance Accounting & Administration
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile: 260-455-3214
E-Mail: Christopher.schulenberg@lfg.com

With a copy to:	Stephen Turer
Vice-President
The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT 06103
Facsimile: 860-466-1529
Email: Stephen.Turer@lfg.com

AND

Marcie J. Weber
Vice President and Senior Counsel
The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802
Facsimile:  260-455-0112
E-Mail:  Marcie.weber@lfg.com

If to the Grantor:                                                      J. Oliver Heylinger
Union Hamilton Reinsurance, Ltd.
Vallis Building, 3rd Floor
58 Par-la-Ville Road
Hamilton, HM 11
Bermuda
Email: oliver.heylinger@willis.com
Fax: 441-295-4143

with a copy to:                                                      David Florian
Chairman & CEO
Union Hamilton Reinsurance, Ltd.
MAC D1050-110
401 South Tryon Street, 11th Floor
Charlotte, NC  28202-1675
Email: david.florian@wellsfargo.com
Facsimile: (704) 374-2803

AND

David Florian
Chairman & CEO
Union Hamilton Reinsurance, Ltd.
MAC D3348-013
3480 Stateview Blvd.
Fort Mill, South Carolina 29715-7203
Email: david.florian@wellsfargo.com

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Reinsurance Trust Agreement as of the day set forth above.

UNION HAMILTON REINSURANCE LTD. (“Grantor”)

By:_________________________________
Name
Address:                []

Taxpayer Identification Number:

and

By:_________________________________
Name
Address:                3480 Stateview Blvd
Fort Mill, SC 29715

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Beneficiary")

By:__________________________________

Name

Address:

Taxpayer Identification Number:

US BANK NATIONAL ASSOCIATION (“Trustee”)

By:__________________________________

Address:                1555 N. River Center Drive, Suite 203
Milwaukee, WI 53212

EXECUTION VERSION

EXHIBIT A

REQUEST FOR WITHDRAWAL BY BENEFICIARY
FROM TRUST ACCOUNT
The Lincoln National Life Insurance Company, as the Beneficiary, under this Reinsurance Trust Agreement dated as of [INSERT DATE], among the Beneficiary, Union Hamilton Reinsurance Ltd., as the Grantor, and US Bank National Association, as trustee, requests and authorizes the Trustee to withdraw the amount described below from Trust Account # _________________ and to transfer such amount in accordance with the directions set forth below:

1.	Amount of cash and/or Assets to be Withdrawn and Transferred:

Amount of cash:  $___________________________

Assets:

2.	Transfer Directions:

Transferee:

Location of Account: _________________

Account No: ________________________

The undersigned represents and warrants that the Beneficiary is authorized under the terms of this Reinsurance Trust Agreement to make the withdrawal and transfer described above.

Date: _____________________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (“Beneficiary”)

___________________________________

Name:

Title:

___________________________________

Name:

Title:

EXECUTION VERSION

EXHIBIT B

STATEMENT OF INVESTMENT POLICY

Company:  The Lincoln National Life Insurance Company

Portfolio:  Union Hamilton Reinsurance LTD – Reserve Credit Trust

Regulation:  Indiana Insurance Company Law and various State Insurance Department and regulatory authorities.  This Statement of Investment Policy is subject to and will comply with applicable laws and regulations.

Asset Categories:
The Investment Adviser is subject to the limitations imposed by this Investment Policy and applicable laws and regulations.  Investments may include cash and/or cash equivalents; U.S. government obligations; public corporate fixed income (including 144A) and asset-backed securities (credit card and auto loans only).

Exposure limits are based on book value of invested assets.

Permitted Asset Categories                                                                                                           Maximum % of Invested Assets
Cash, Money Markets (AAA rated)
      and / or Commercial Paper (A-1 / P-1 rated) *                                                                                                                     100%
* Corporate CP only no Asset-Backed CP

U.S. Treasury Securities                                                                                                                     100%

U.S. Agency Notes (FNMA or FHLMC only)                                                                                                            50%

Agency Residential MBS Pass Through100%
Collateral:
15yr Collateral                                                                                                100%
30yr Collateral                                                                                                 100%
Agency:
GNMA                                                                                                 100%
FNMA  100%
FHLMC  100%
Other Agencies0%

Asset-backed securities (Rated A-  or higher  at time of purchase)
Credit Cards and Auto Loan Receivables (Prime collateral only)                            10%

EXECUTION VERSION

Public Corporate Bonds (including 144A)                                                                                                            40%
Rated A- or higher at time of purchase                                                                                                               40%
Rated BBB+, BBB, or BBB- at time of purchase                                                                                                              10%
Downgraded to BB+ or lower                                                                                                               5%
Foreign Investments **                                                                                                               5%
** Foreign investments only allowed in UK, Australia, Netherlands, Switzerland, and Germany.  Canada is not considered foreign under Indiana law.

Diversification:

Financials                                                                                                             10%

Per Non-government Issuer ***                                         Maximum of $5.0M or 2%

*** includes underlying ABS collateral pools

Split Methodology:
For purposes of calculating compliance with the investment guidelines, if two Nationally Recognized Rating Agencies (NRSRO's) rate a security, then the most conservative (lowest) rating will be used. Where three NRSRO's rate a security, then the middle rating will apply (e.g., an AA/AAA/Aaa bond would be considered to be an AAA bond). For these purposes, NRSRO's include: Moody's, S&P and Fitch. All securities purchased must be rated by at least one NRSRO.

Assets not permitted:
Equity related securities
Less liquid securities (traditional private placements, commercial mortgage loans, real estate, alternatives)
Municipal Bonds
Commercial Mortgage Backed Securities (CMBS)
Non-Agency Residential Mortgage-Backed Securities (RMBS)
Non-US dollar (unhedged)
Derivative products
Any security that is not specifically included under permitted asset categories

Maturity and Duration Profile:
The effective duration of the assets, excluding  Agency Residential MBS, will be within 1 year of the target duration initially set at 5.0 years.

Other:
IPS Compliance Signoff Frequency:  Quarterly

EXHIBIT II

PRODUCT PROSPECTUSES – EFFECTIVE MAY 1, 2013

•	Lincoln ChoicePlus Assurance Variable Annuity A-Share Prospectus, May 1, 2013

•	Lincoln ChoicePlus Assurance Variable Annuity B-Share Prospectus, May 1, 2013

•	Lincoln ChoicePlus Assurance Variable Annuity C-Share Prospectus, May 1, 2013

•	Lincoln ChoicePlus Assurance Variable Annuity L-Share Prospectus, May 1, 2013

•	Lincoln ChoicePlus Fusion Variable Annuity Prospectus, May 1, 2013

•	Lincoln ChoicePlus Assurance Variable Annuity A-Class Prospectus, May 1, 2013

•	Lincoln ChoicePlus Design Variable Annuity Prospectus, May 1, 2013

•	Lincoln ChoicePlus Signature Variable Annuity Prospectus, May 1, 2013

•	Lincoln ChoicePlus Assurance (Prime) Variable Annuity Prospectus, May 1, 2013

•	Lincoln ChoicePlus Rollover Variable Annuity Prospectus, May 1, 2013

•	Lincoln Choice Plus Assurance Series (B-Share, C-Share, L-Share) Variable Annuities Prospectus, May 1, 2013 as supplemented through August 7, 2013

EXHIBIT III

UNDERLYING FUNDS PROSPECTUSES – EFFECTIVE MAY 1, 2013

Fund Name
Delaware VIP Diversified Income Series
Delaware VIP Limited-Term Diversified Income Series
LVIP BlackRock Inflation Protected Bond Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Dimensional/Vanguard Total Bond Fund
LVIP SSgA Bond Index Fund
LVIP BlackRock Equity Dividend RPM Fund
LVIP Columbia Small-Mid Cap Growth RPM Fund
LVIP Dimensional Non-U.S. Equity RPM Fund
LVIP Dimensional U.S. Equity RPM Fund
LVIP JPMorgan Mid Cap Value RPM Fund
LVIP MFS International Growth RPM Fund
LVIP Managed Risk Profile Conservative Fund
LVIP Managed Risk Profile Growth Fund
LVIP Managed Risk Profile Moderate Fund
LVIP BlackRock Global Allocation V.I.RPM Fund
LVIP VIP Contrafund RPM Portfolio
LVIP SSgA Global Tactical Allocation RPM Fund
LVIP SSgA Large Cap RPM Fund
LVIP SSgA Small Cap RPM Fund
LVIP Templeton Growth RPM Fund
LVIP UBS Large Cap Growth RPM Fund
LVIP BlackRock Emerging Markets RPM Fund

EXHIBIT IV

INVESTMENT POLICY STATEMENT FOR LVIP MANAGED RISK PROFILE FUNDS

Investment Policy Statement
LVIP Protected Profile Risk-Based Funds
Effective December 29, 2011

Introduction
This document will set forth the approved investment policy for the following funds, collectively referred to as the LVIP Protected Profile Risk-Based Funds:
•	LVIP Protected Profile Conservative Fund
•	LVIP Protected Profile Moderate Fund
•	LVIP Protected Profile Growth Fund

Overview & Objective
The LVIP Protected Profile Risk-Based Funds are organized under Lincoln Variable Insurance Products (LVIP) Trust, a Delaware statutory trust formed on February 1, 2003.  The Fund is an open-end management investment company.  The Funds will be non-diversified as defined in the Investment Company Act of 1940.

The investment objectives of the LVIP Protected Profile Risk-Based Funds are listed below.  These investment objectives are fundamental and may not be changed without shareholder approval.

•	LVIP Protected Profile Conservative Fund seeks a high level of current income with some consideration given to growth of capital.
•	LVIP Protected Profile Moderate Fund seeks a balance between a high level of current income and growth of capital, with an emphasis on growth of capital.
•	LVIP Protected Profile Growth Fund seeks a balanced between a high level of current income and growth of capital, with a greater emphasis on growth of capital.

The Funds will seek to achieve their objective by investing substantially all of their assets in other mutual funds and certain exchange traded futures contracts.

Investment Advisor
The investment advisor for the LVIP Protected Profile Risk-Based Funds is Lincoln Investment Advisors Corp (LIAC).  LIAC will serve as investment manager of the Funds with ultimate discretion to direct the Fund’s investments.

Consultants
The Advisor intends to employ an Asset Allocation Consultant to provide guidance on the Fund’s overall strategic asset allocation.  The Advisor also intends to employ a Risk Management Consultant to continually monitor capital market activity and provide input into the optimal level of risk management the fund should employ at any given time to meet its objectives.

As of December 2011, the Asset Allocation Consultant will be Wilshire Associates, Inc. and the Risk Management Consultant will be Milliman, Inc.  The consultants are subject to change at the discretion of the Advisor without shareholder approval.

Investment Philosophy
The Profile Funds operate under a fund of funds structure, whereby under normal market conditions the funds will invest 80% or more of their assets in underlying funds. The underlying funds invest primarily in equity securities and/or fixed income securities.  The funds will have a substantial portion of their allocation to underlying funds invested in funds employing a passive investment style (i.e., index funds or ETF’s).
The Profile Funds will also employ an actively managed risk-management overlay (“protection sub-strategy”) that will invest in exchange-traded futures to seek to control overall portfolio volatility and hedge downside equity market risk. These exchange-traded futures will be tied to broad equity indices of domestic and foreign markets, as well as currencies and interest rates. As a part of the advisor’s protection sub-strategy, the fund will primarily sell futures contracts on these indices (a “short” position in futures) to decrease the fund’s aggregate economic exposure to equities (from both underlying funds and exchange-traded futures) based upon the advisor’s evaluation of market volatility and downside equity market risk.
The Profile Fund’s protection sub-strategy will consist of investing directly in exchange-traded futures on broad market equity indices, currencies and interest rates where liquid futures markets exist. The advisor will select futures contracts based upon their historical correlation to the underlying fund(s) being hedged. The advisor will work with the Risk Management Consultant to regularly evaluate the level of market volatility to determine the desired level of exposure to be held in risky assets.  Following this review, the Advisor will designate a certain portion of the Profile Fund to be used to purchase or sell futures to manage the fund’s overall economic exposure to equity securities. The fund will primarily hold short positions in exchange-traded futures to seek downside protection and attempt to provide a buffer against sharp downward movements in equity markets. The advisor may also periodically utilize long positions (purchase exchange-traded futures contracts) to increase the overall level of economic exposure to equity securities held by the fund at any given time, typically  in low volatility environments  or where the fund is holding idle cash that is awaiting investment in underlying funds.   However, at no time will the fund’s use of futures override or change the Profile Fund’s maximum target allocation to equity securities as shown in the chart below.

Fund	Volatility Target	Strategic Asset Allocation (Equity/Fixed)	Max Equity Exposure	Upside Reset Increase Threshold
LVIP Protected Profile Conservative	8%	40%/60%	50%	10%
LVIP Protected Profile Moderate	10%	60%/40%	70%	15%
LVIP Protected Profile Growth	12%	70%/30%	80%	20%

Risk Management Overlay & Volatility Management
The Advisor intends to employ the Milliman Protection Strategy as a risk management mechanism within the funds to manage volatility and reduce the probability of large drawdowns in account value.  The Volatility Management and Capital Protection Strategies are two independent sophisticated risk management techniques that will be implemented via exchange traded futures contracts as described below.
•	Parameters of the Volatility Management Strategy model
o
In conjunction with the strategic asset allocation, each fund will also employ a volatility target that will seek to limit spikes in fund volatility when market volatility increases.  The target volatility for each fund is shown in the chart above.

o
 The volatility model will direct appropriate exposures to equity and fixed income based on capital market activity in association with each Fund’s respective volatility target.  This will typically involve trading equity futures, interest rate futures and currency futures and, depending on capital market conditions, could include transfers among the underlying funds.

•	Parameters of the Capital Protection Strategy:
•
The objective of the Capital Protection Strategy is to embed downside protection into the funds, via a synthetic put option that will pay off in down markets, thus offsetting the impact of sharp drawdowns by the underlying funds and preserving investor capital.  The Capital Protection strategy consists of a synthetic rolling 5-year put option constructed through exchange traded futures.

•
When markets advance the Capital Protection level will be reset up to allow the fund to “capture” its gains and thus protect those gains from future losses (“Upside reset increase threshold”).  The level of advance that triggers an upside reset for the Capital Protection Strategy will vary based on fund as follows: 20% for the Growth fund, 15% for the Moderate fund and 10% for the Conservative fund as shown in the chart above.

•
The downside reset for the Capital Protection Strategy occurs when the fund is essentially cash locked (> 80% effective cash).  This mechanism allows investors to regain exposure back into the underlying funds of their respective LVIP Protected Profile Fund after a sharp market correction.   Note that when resetting the Capital Protection strategy, the Funds will still adhere to the Fund’s overall volatility target.  Thus if market volatility remains elevated, it’s likely the Funds will reinvest at a very low level of overall equity exposure, which would only be increased as market volatility recedes.  The downside reset has been set as a linear reinvestment over the course of 5 business days, whereby the fund will reinvest in underlying funds at the target volatility level.  Further, the maximum shift from high risk assets  (equity, high yield bonds) to low risk assets (fixed income or cash) on a daily basis has been capped at 10% by the Advisor.

•	During times of extreme market conditions, the Advisor may override the model or otherwise delay a downside or upside reset based on a qualitative assessment of market conditions.

Underlying Fund Allocations
The Funds will allocate the majority of their assets into underlying LVIP funds, 3rd party mutual funds and/or Exchange Trade Funds (ETF’s) to achieve their targeted asset allocation.  Under normal market conditions 80% or more of the Funds’ assets will be invested in underlying funds or ETF’s.  The funds will maintain a substantial portion of their allocation to underlying funds employing a passive investment style (i.e., index funds and ETF’s).
Liquidity/Cash Policy
Cash and cash equivalents will be managed at the discretion of the Advisor.  Cash equivalents should be rated A-1 by Standard & Poor's Corporation, similarly rated by another rating agency, or unrated but determined by the Advisor to be of equivalent quality.  Acceptable cash equivalents include 2a-7 money market funds, the custodian’s sweep vehicle, Treasury Bills and 2a-7 eligible Commercial Paper.

The Fund’s custodian has an approved cash sweep mechanism that will be the default vehicle for uninvested cash.  A 2a-7 Money Market Fund approved by the advisor may be utilized for cash management in lieu of direct investment or the custodian’s sweep vehicle.

As determined by the Advisor, each fund will target a specific level of cash to provide ample liquidity for shareholder activity and to post initial and variation margin on outstanding futures contracts.   The chart below lists the target cash allocation for each of the LVIP Protected Profile Risk-Based Funds as well as an upper and lower bound.  During the quarterly rebalance process, the Advisor will rebalance each fund to its target cash allocation, with the remaining fund assets invested in underlying funds.

Fund	Low	Target	High
Conservative	1.0%	3.0%	4.5%
Moderate	1.5%	3.5%	4.5%
Growth	3.5%	4.0%	6.0%

The allocation to cash is likely to increase materially when equity markets sell off sharply.  The increased level of cash in down markets is a result of two simultaneous forces: 1) the desire to shed equity exposure and thus reduce overall risk in the portfolio, and 2) the futures positions held in a short position will be “in the money,” thus generating cash posted as variation margin by the futures counterparty.  Therefore, there is no required action if a Fund breaches the upper boundary.  However, in this situation the Advisor will monitor the level of cash closely and based on market conditions may elect to rebalance to the target allocation intra-quarter or wait until the next scheduled quarterly rebalance.

If at any point the fund breaches the lower boundary, the Advisor will take action to increase the level of cash towards the target level to ensure proper liquidity is maintained.  This action will most often take the form of executing a broad redemption from the underlying funds, selling shares of specific underlying funds or directing inflows to be held in cash.  The Advisor also reserves the right to utilize a line of credit from a bank if deemed necessary.

The Advisor will assess the level of target cash allocation by fund at least quarterly and make changes as necessary to balance the need to maintain sufficient liquidity while also reducing the potential impact of cash drag.

Use of Derivatives
Exchange traded futures are the only derivatives approved for use by the Funds (excluding derivatives held by the underlying Funds).  Exchange traded futures on broad market equity indices will represent the majority of derivatives exposure in the Funds.  The Fund will primarily utilize short positions in equity futures to provide downside protection and allow the fund to manage volatility.  The advisor may also periodically utilize long positions in equity futures contracts to equitize idle cash and to adjust the overall economic exposure to equities.  However, at no time will the long positions in futures cause the fund to have economic exposure to equities in excess of the Max Equity Exposure shown in the chart above.  The Funds may also hold foreign currency and interest rate futures contracts to allow the Advisor to hedge currency and interest rate risk.

The advisor anticipates utilizing the following futures contracts to implement the investment strategy:
Equity:
•	S&P 500 e-mini - CME (Chicago Mercantile Exchange)
•	Russell 2000 e-mini: ICE (Intercontinental Exchange)
•	MSCI Emerging Markets: NYSE LIFFE (London Int’l Financial Futures and Options Exch) or CME
•	S&P 400 MidCap: CME
•	Nikkei 225 e-mini - OSE (Osaka Securities Exchange)
•	FTSE 100 - LIFFE
•	DJ Euro Stoxx 50 - Eurex Exchange

FX (All against USD):
•	Yen currency future – CME
•	EURO currency future - CME
•	GBP currency future - CME

USD Interest Rates:
•	2Y Treasury Future - CBOT (Chicago Board of Trade)
•	5Y Treasury Future - CBOT
•	10Y Treasury Future – CBOT
•	5Y Swap Future - CBOT
•	10Y Swap Future - CBOT
•	Eurodollar futures - CME

Trading
The Advisor has negotiated a Trading Services Agreement with Milliman, Inc. to utilize their global trading desks for the execution of exchange traded futures following authorization of trades by the Advisor.  As part of the Trading Services Agreement, Milliman will also manage the daily movement of margin/collateral with the Futures Commission Merchant at the discretion of the Advisor.  The Advisor will evaluate the effectiveness of this arrangement periodically and may change this process at any time.

Underlying fund trades will be executed by the Advisor and thus will not be included under the Milliman Trading Services Agreement.

Rebalancing and Adjustment of AA model
On at least a quarterly basis, the Advisor will rebalance the underlying funds to the strategic asset allocation and adjust the futures holdings commensurate with underlying fund allocation changes to ensure the Protection Strategy is not compromised.   The advisor intends to true up any changes to the target cash allocation at this quarterly rebalance as well.

On at least an annual basis, the Advisor will review the overall strategic asset allocation and volatility targets in consultation with the Asset Allocation Consultant and Risk Management Consultant to ensure they remain relevant given changing capital market conditions.  Any material changes to either the strategic asset allocation or volatility targets will be vetted through the Advisor’s Asset Allocation Committee, the LIAC Board of Directors and the LVIP Board of Trustees.

Benchmarks
Each of the LVIP Protected Profile Risk-Based Funds will be measured against a blend of various broad-market indices based on each Fund’s current strategic asset allocation.  As of December 2011, the following blended benchmarks will be utilized:

LVIP Protected Profile Risk Based Funds - Benchmarks Dec 2011
	Conservative	Moderate	Growth
Wilshire 5000	30%	41%	46%
MSCI EAFE	10%	15%	20%
MSCI Emerging Markets	0%	4%	4%
Barclays Capital U.S. Aggregate Bond Index	60%	40%	30%
Total	100%	100%	100%

Marketability
Securities shall not be purchased unless there is a mechanism reasonably designed to accurately determine the value of the security on a daily basis, and it is expected that the security can be sold without excessive cost when necessary.

Diversification
The Fund will adhere to the diversification requirements of Sections 817(h) and 851 of the Internal Revenue Code.

Turnover
Portfolio turnover will be at the discretion of the advisor.  In periods when there are rapid changes in economic conditions or security price levels, portfolio turnover may be significantly higher than normal.

Corporate Actions
Consents and amendments on fixed income securities or proxy statements are to be acted upon in a manner that will maximize the value of the security in the portfolio.

EXHIBIT V-A

INVESTMENT POLICY STATEMENT FOR LVIP RISK PORTFOLIO MANAGEMENT FUNDS

Investment Policy Statement
LVIP Risk Portfolio Management (RPM) Suite of Funds
Effective April 30, 2013

Introduction
Each of the LVIP Risk Portfolio Management (“RPM”) funds will consist of two sleeves: the core sleeve (comprised of sub-advised funds or underlying funds (affiliated or unaffiliated)) and the RPM/overlay sleeve.  The sub-advised sleeve of the fund will be managed at the discretion of a sub-advisor and will always be fully invested in a long-only manner in the strategy for which the sub-advisor was hired.  RPM funds that utilize an affiliated or unaffiliated underlying fund will invest most of their assets in the respective underlying fund.  The RPM/Overlay sleeve will be managed by LIAC and will hold both long and short positions in exchange traded futures seeking to manage the overall risk level in the fund. Under normal market conditions the fund will be managed with a target allocation of 3-7% of the fund’s net assets to the RPM/overlay sleeve, with the remainder allocated to the core sleeve.  In more extreme market conditions, such as a liquidity crisis, the RPM/overlay sleeve could range from 0-20% temporarily.

The risk level in each RPM fund will be managed through the RPM/overlay sleeve by utilizing a volatility management model designed by Lincoln’s Equity Risk Management (“EQRM”) group.  This volatility management model will be managed on a day to day basis by personnel within Lincoln Investment Advisors Corp.(“LIAC”) with ongoing  model support, maintenance and further development provided by EQRM.  LIAC has at its discretion two separate volatility management models that may be employed at any given time as described further below.

Each of the RPM funds will be managed to a pre-determined volatility target that will be based upon the normalized level of historical volatility for its asset class.  When projected volatility exceeds the target, LIAC will execute trades to add short positions in futures contracts to reduce the level of risk in the fund to its target level.  In periods where projected volatility is below the stated target, LIAC will take long positions in futures contracts to bring the risk level in the fund up to its target, subject to the leverage guidelines provided below.

Investment Advisor
The investment advisor for the LVIP RPM suite of funds is Lincoln Investment Advisors Corp (LIAC).  LIAC will serve as investment manager of the Funds with ultimate discretion to direct the Fund’s investments within the RPM/overlay sleeve.

Investment Sub-Advisor
LIAC has hired various sub-advisors to run the core/sub-advised sleeve of each of the RPM funds.  Each sub-advisor will manage their portfolio in compliance with a separate Investment Policy Statement for their specific sleeve of the fund.  LIAC is responsible for the selection and oversight of the sub-advisors.

Affiliated and Unaffiliated Funds
LIAC has selected various underlying funds to be the core sleeve within several RPM funds.  Each underlying fund will manage their portfolio in compliance with their separate Investment Policy Statement for their specific sleeve of the fund.  LIAC is responsible for the selection and oversight of these underlying funds.

RPM Parameters
The RPM Funds will employ an actively managed risk-management overlay “RPM strategy” that will invest in exchange-traded futures to seek to control overall portfolio volatility. These exchange-traded futures will be tied to broad equity indices of domestic and foreign markets, as well as currencies.  In running the RPM strategy, the Advisor will sell futures contracts on these indices (a “short” position in futures) to decrease the fund’s aggregate economic exposure to equities when the funds projected volatility is above the target.  The Advisor may also buy futures contracts on these indices (a “long’ position in futures) to increase the fund’s aggregate economic exposure to equities when the funds projected volatility is below the target.  The RPM funds may technically hold short futures contracts  to the extent that the fund has 0% net economic exposure to equities in times of market turmoil or crisis, but the fund’s may not hold a net short position against the market.  In practice, the funds are expected to always have a positive net economic exposure to equities because some equity will always be required to allow the fund to hit its volatility target as cash and synthetic cash are assumed to have a volatility of zero.  Further, while the fund’s may hold long positions in futures in periods when the projected volatility is below the target, this leverage will be capped at 110% of the fund’s net asset on a notional basis.  For example, if the fund holds 95% in the core sleeve and 5% in the RPM sleeve, the Fund may hold a maximum notional value of futures equal to 15% of the fund’s net assets, brining net economic exposure to equities to 110% (95% from core, 15% from RPM sleeve).  The chart below summarizes the key parameters for each of the RPM funds.

Fund	Approx % AUM held in Core/Sub-Advised Sleeve	Approx % AUM Held in RPM Sleeve	Maximum AUM Held in RPM Sleeve	Volatility Target Range	Max Net Equity Exposure
LVIP UBS Large Growth RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP BlackRock Equity Dividend RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP JPMorgan Mid Cap Value RPM Fund	90-100%	0-10%	20%	10-17%	110%
LVIP Columbia Small-Mid Cap Growth RPM Fund	90-100%	0-10%	20%	10-17%	110%
LVIP Templeton Growth RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP BlackRock Emerging Markets Index RPM Fund	90-100%	0-10%	20%	13-16%	110%
LVIP SSgA Global Tactical Allocation RPM Fund	90-100%	0-10%	20%	7-11%	80%
LVIP SSgA Large Cap RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP SSgA Small-Cap RPM Fund	90-100%	0-10%	20%	10-17%	110%
LVIP MFS International Growth RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP BlackRock Global Allocation RPM Fund	90-100%	0-10%	20%	7-11%	80%
LVIP RPM VIP Contrafund (R) Portfolio Fund	90-100%	0-10%	20%	9-14%	110%
LVIP Dimensional U.S. Equity RPM Fund	90-100%	0-10%	20%	9-14%	110%
LVIP Dimensional Non-U.S. Equity RPM Fund	90-100%	0-10%	20%	9-14%	110%

The Advisor will set each fund’s overall volatility target based upon the normalized level of volatility for its asset class.  The volatility targets will be reviewed regularly and may be changed as needed.

Volatility Models
LIAC has at its disposal two volatility models for use in managing the risk of each RPM fund.  A brief description of each model is provided below:
1.	EGARCH Two Factor Model – a two factor exponential generalized autoregressive conditionally heteroscedastic model with a single lagged volatility term.

2.
Extreme Value Theory Model – an asymmetric generalized autoregressive conditionally heteroscedastic model with a lagged volatility and lagged residual term, and extreme value theory applied to residuals.

LIAC will determine the proper model to use based upon each fund’s asset class, volatility target, current market conditions or other similar factors that may favor one model over another.
Liquidity/Cash Policy
Cash and cash equivalents will be managed at the discretion of the Advisor.  Cash equivalents should be rated A-1 by Standard & Poor's Corporation, similarly rated by another rating agency, or unrated but determined by the Advisor to be of equivalent quality.  Acceptable cash equivalents include 2a-7 money market funds, the custodian’s sweep vehicle, Treasury Bills and 2a-7 eligible Commercial Paper.

The Fund’s custodian has an approved cash sweep mechanism that will be the default vehicle for uninvested cash.  A 2a-7 Money Market Fund approved by the advisor may be utilized for cash management in lieu of direct investment or the custodian’s sweep vehicle.

As determined by the Advisor, each fund will target a specific level of cash to provide ample liquidity for shareholder activity and to post initial and variation margin on outstanding futures contracts.   The chart below lists the target cash allocation for each of the RPM Funds as well as an upper and lower bound.  During the quarterly rebalance process, the Advisor will rebalance each fund to its target cash allocation, with the remaining fund assets invested in the core sleeve.

RPM Funds - Target Cash Allocations
Fund	Low	Target	High
Equity Funds	3.5%	7.0%	10.0%
GTAF	3.5%	4.0%	6.0%
BlackRock Global All	3.5%	4.0%	6.0%

The allocation to cash is likely to increase materially when equity markets sell off sharply.  The increased level of cash in down markets is a result of two simultaneous forces: 1) the desire to shed equity exposure and thus reduce overall risk in the portfolio, and 2) the futures positions held in a short position will be “in the money,” thus generating cash posted as variation margin by the futures counterparty.  Therefore, there is no required action if a Fund breaches the upper boundary.  However, in this situation the Advisor will monitor the level of cash closely and based on market conditions may elect to rebalance to the target allocation intra-quarter or wait until the next scheduled quarterly rebalance.

If at any point the fund breaches the lower boundary, the Advisor will take action to increase the level of cash towards the target level to ensure proper liquidity is maintained.  This action will most often take the form of executing a broad redemption from the underlying funds, selling shares of specific underlying funds or directing inflows to be held in cash.  The Advisor also reserves the right to utilize a line of credit from a bank if deemed necessary.

The Advisor will assess the level of target cash allocation by fund at least quarterly and make changes as necessary to balance the need to maintain sufficient liquidity while also reducing the potential impact of cash drag.

Use of Derivatives
Exchange traded futures are the only derivatives approved for use by the Funds (excluding derivatives held by the underlying Funds).  Exchange traded futures on broad market equity indices will represent the majority of derivatives exposure in the Funds.  The Fund will primarily utilize short positions in equity futures to provide downside protection and allow the fund to manage volatility.  The advisor may also periodically utilize long positions in equity futures contracts to equitize idle cash and to adjust the overall economic exposure to equities.  However, at no time will the long positions in futures cause the fund to have economic exposure to equities in excess of the Max Equity Exposure shown in the chart above.  The Funds may also hold foreign currency and interest rate futures contracts to allow the Advisor to hedge currency and interest rate risk.

The advisor anticipates utilizing the following futures contracts to implement the investment strategy:
Equity:
•	S&P 500 e-mini - CME (Chicago Mercantile Exchange)
•	Russell 2000 e-mini: ICE (Intercontinental Exchange)
•	MSCI Emerging Markets: NYSE LIFFE (London Int’l Financial Futures and Options Exch) or CME
•	S&P 400 MidCap: CME
•	Nikkei 225 e-mini - OSE (Osaka Securities Exchange)
•	FTSE 100 - LIFFE
•	DJ Euro Stoxx 50 - Eurex Exchange

FX (All against USD):
•	JPY/USD currency future – CME
•	EUR/USD currency future - CME
•	GBP/USD currency future - CME

As shown in the below charts, each RPM fund will be restricted to the specific futures contracts that are required to manage the risk in its specific asset class.  These restrictions will be monitored daily by the LIAC Portfolio Management team, as well as by UBS Global Asset Management on a pre-trade basis and finally by LIAC compliance on an post-trade basis.

Futures Contract	Generic Ticker	BlackRock Equity Div	Columbia Small Mid	JP Morgan Mid	UBS Large Growth	SSgA GTAF	Templeton Growth	BlackRock EM
S&P 500 (e-mini)	ES1	X	X	X	X	X	X
Russell 2000 (e-mini)	RTA1		X	X		X
Nikkei 225	NK1					X	X
MSCI Emerging Market	MES1					X		X
DJ Euro Stoxx 50	VG1					X	X
FTSE 100	Z 1					X	X
JPY/USD Pair	JY1					X	X
EUR/USD Pair	EC1					X	X
GBP/USD Pair	BP1					X	X

Futures Contract	Generic Ticker	SSgA Large Cap	SSgA Small Cap	MFS Int’l Growth	BlackRock Global Allocation	VIP Contrafund (R) Portfolio	Dimensional U.S.	Dimensional Non-U.S.
S&P 500 (e-mini)	ES1	X			X	X	X
Russell 2000 (e-mini)	RTA1		X		X		X
Nikkei 225	NK1			X	X	X		X
MSCI Emerging Market	MES1				X			X
DJ Euro Stoxx 50	VG1			X	X	X		X
FTSE 100	Z 1			X	X	X		X
JPY/USD Pair	JY1			X	X	X		X
EUR/USD Pair	EC1			X	X	X		X
GBP/USD Pair	BP1			X	X	X		X

Trading
The Advisor has negotiated a Trading Services Agreement with UBS Global Asset Management to utilize their global trading desks for the execution of exchange traded futures following authorization of trades by the Advisor.  As part of the Trading Services Agreement, UBS will also manage the daily movement of margin/collateral with the Futures Commission Merchant at the discretion of the Advisor.  The Advisor will evaluate the effectiveness of this arrangement periodically and may change this process at any time.

Rebalancing and Adjustment of AA model
On at least a quarterly basis, the Advisor will rebalance the underlying funds to the target cash levels and adjust the futures holdings commensurate to ensure the RPM Strategy is not compromised.   The advisor intends to true up any changes to the target cash allocation at this quarterly rebalance as well.

On at least an annual basis, the Advisor will review each of the key inputs to the RPM strategy, including available models, volatility targets, leverage constraints, etc. to ensure they remain relevant given changing capital market conditions.  Any material changes to either the process or volatility targets will be vetted through the Investment Committee, the LIAC Board of Directors and the LVIP Board of Trustees.

Marketability
Securities shall not be purchased unless there is a mechanism reasonably designed to accurately determine the value of the security on a daily basis, and it is expected that the security can be sold without excessive cost when necessary.

Diversification
The Fund will adhere to the diversification requirements of Sections 817(h) and 851 of the Internal Revenue Code.

Turnover
Portfolio turnover will be at the discretion of the advisor.  In periods when there are rapid changes in economic conditions or security price levels, portfolio turnover may be significantly higher than normal.

Corporate Actions
Consents and amendments on fixed income securities or proxy statements are to be acted upon in a manner that will maximize the value of the security in the portfolio.

EXHIBIT V-B

VOLATILITY CONTROL FUNDS MEMO FOR LVIP RISK PORTFOLIO RISK MANAGEMENT FUNDS

Risk Portfolio Management – Volatility Control Funds

Date:                          July 3, 2012

From:	Equity Risk Management (EqRM)

Subject:	Risk Portfolio Management – Volatility Control Funds

Summary

Lincoln successfully launched a few Milliman protected funds back in December, 2011. To continue the success, Lincoln decided to develop risk-control methodology and the application internally. The plan is to complete the application and launch 6~8 volatility target funds by the end of 3Q, 2012. Armed with this risk-control application, Lincoln will maintain competitive advantage in the following aspects:
➢	The firm will have a broader product platform enabling sales growth
➢	Policyholders will have more choices perpetuating Lincoln’s open-architecture philosophy
➢	Simplifying the first generation of funds and bringing the implementation and management in-house is more cost effective

Before getting into technical details, let’s look back what happened during financial crisis. S&P 500, one of the most commonly followed equity indices, slumped 53% from
May 19, 2008 to March 9, 2009. Needless to say, investors experienced huge wealth loss and psychological pain.

Fortunately, although market slump is extremely hard to be predicted, volatility tends to cluster and can be predicted using mathematical models. Equipped with good volatility models, fund managers can tune down equity exposure to reduce volatility during crisis, while fully invest during normal market condition.

Historical backtest shows that fund volatility will be significantly reduced and the drawdown during financial crisis could be cut in half. Over the whole backtest period including both market boom and slump, compared with original fund, volatility control fund shows similar averaged annual return.

As a conclusion, this volatility-target methodology achieved our original goal – control the risk during crisis while reap market-risk premium during normal market condition.

Methodology

The risk-control application implemented the following logic:
➢	Calibrate: using original fund’s historical returns to calibrate the volatility model
➢	Predict: feeding the calibrated volatility model with original fund’s recent return to predict future volatility
➢	Allocate: given predicted volatility, tuning up/down volatility-target fund’s equity ratio (trading futures/ETFs) to achieve volatility target

Mathematical Formulas

Notations:
[Missing Graphic Reference]:           Daily log-return – conditionally Gaussian
[Missing Graphic Reference]:           Conditional volatility
[Missing Graphic Reference]:	– innovation depends on the standardized deviation of the absolute return from its expected value
[Missing Graphic Reference]:           [Missing Graphic Reference] = [Missing Graphic Reference]
[Missing Graphic Reference]:           [Missing Graphic Reference] = [Missing Graphic Reference]

Daily log-returns are conditionally Gaussian:
[Missing Graphic Reference]                                (1)

EGARCH One-Factor Model:

[Missing Graphic Reference]                                                                           (2)

[Missing Graphic Reference]:           Long-run mean of the volatility process
[Missing Graphic Reference]:           Speed of mean reversion
[Missing Graphic Reference]:           Sensitivity to lagged absolute return
[Missing Graphic Reference]:	Asymmetry parameter that allow volatility to be affected differently by positively and negatively lagged return

EGARCH Two-factor Model:

[Missing Graphic Reference]                                                                                     (3)

[Missing Graphic Reference]                                                                                                (4)

[Missing Graphic Reference]:	Slowly moving stochastic mean which makes large but transient deviations
([Missing Graphic Reference]:	Short-term (speed of mean reversion, symmetry sensitivity, asymmetry sensitivity)
([Missing Graphic Reference]:	Long-term (mean, speed of mean reversion, symmetry sensitivity, asymmetry sensitivity)

GARCH(1, 1) Based on Extreme Value Theory (EVT Model):

Daily log-returns are AR(1) process with conditionally Gaussian residuals:
[Missing Graphic Reference]                                Where            [Missing Graphic Reference]                                                      (5)

Asymmetric GARCH(1, 1) to model conditional variance:
[Missing Graphic Reference]                                                                           (6)

Residuals are modeled by:
[Missing Graphic Reference]           i.i.d. with generalized Pareto tails and Gaussian kernel interior (7)

The CDF of a generalized Pareto distribution is parameterized as:
[Missing Graphic Reference]                                           Where [Missing Graphic Reference]                                           (9)

Calibration and Volatility Prediction

The parameters of the above models are estimated in the following process:
➢	Each fund will be calibrated separately
➢	For each fund, we collect its previous 1000-daily log returns (if the fund doesn’t have enough history, its pre-launch returns will be filled using “fund mappings * index returns”)
➢	Maximum likelihood function for each model is the score function, which means that calculated parameters will maximize this function
➢	To reduce computational burden, the model will be calibrated every 21 trading days using a rolling-window of 1000 observations

Given most recent calibrate model, we will predict future volatility as follows:
➢	Plugged in with most recent state of the model and new log-return, 1000 sample paths will be simulated out, where each sample path is a 21-day series
➢	The predicted annual volatility is calculated from simulated sample paths using the following formula
[Missing Graphic Reference]                                           (10)

Sample of Estimated Parameters for Volatility Model

Index:    SPX total return index;
Data:      End-of-day price;
Period:   20000103 to 20031226; (1001 trading days)
Returns: log-returns;
Estimated Parameters:

Estimated Parameters for EGARCH1 Model
[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]
0.0144	-4.5907	0.0185	-0.0643	0.1004

Estimated Parameters for EGARCH2 Model
[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]
0.0074	-4.7569	0.0123	-0.0500	0.5000	0	-0.1208	0.0932

Estimated Parameters for EVT Model
[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]	[Missing Graphic Reference]
- 4.6 e-4	-0.0503	-2.3 e-6	0.9141	0	0.1536	0.1266

Backtest for Volatility Target Fund

Given predicted volatility, we will adjust fund’s equity ratio as follows:
➢	First, calculate the ideal equity ratio [Missing Graphic Reference], where the [Missing Graphic Reference] is the upper limit to avoid overly leveraging the fund
➢	Second, to avoid unnecessary trading, we will tune up/down equity ratio if and only if current allocation is far away from ideal with the following formula:
o	[Missing Graphic Reference] = [Missing Graphic Reference]if [Missing Graphic Reference] < [Missing Graphic Reference]
o	[Missing Graphic Reference] = [Missing Graphic Reference] if [Missing Graphic Reference] [Missing Graphic Reference] [Missing Graphic Reference]

Inputs

To calibrate the volatility model and predict volatility, we need the following input data:
➢	Cumulative prices for ETFs (futures) and funds
➢	Fund mappings

Table 1 – cumulative prices for ETFs and funds
date	LBUSTRUU	EEM	EFA	RTY	MID	SPY	Rate1M	Fund_A	Fund_B
20120210	1781.0	1309.1	3840.8	3684.9	1302.4	2309.6	136.9	105.4	189.5
20120213	1780.4	1322.9	3875.8	3737.3	1315.6	2325.8	136.9	106.0	191.4
20120214	1784.6	1315.3	3843.9	3718.7	1314.9	2324.0	136.9	105.9	191.9
20120215	1784.0	1329.8	3874.8	3688.8	1311.1	2312.3	136.9	105.3	191.0
20120216	1778.5	1318.2	3857.1	3761.4	1332.1	2338.1	136.9	106.3	194.1

Table 2 – fund mappings
lnId	Name	SPY	RTY	MID	LBUSTRUU	EFA	EEM	Rate1M
Fund_A	Lincoln BlackRock Equity Dividend	100%	0%	0%	0%	0%	0%	0%
Fund_B	Columbia Small Cap Growth I A	0%	65%	30%	0%	0%	0%	5%
Note: we will supply fund mappings, which are calculated using a systematic approach developed by Lincoln’s Equity Risk Management Group – fundamental restricted regression mapping.

Outputs

Table 3 – fund backtest result
date	lnId	originalRet	predictVol	equityRatio	volTgtFundRet
20110804	fund_A	-4.31%	20.25%	56.50%	-2.35%
20110805	fund_A	0.23%	27.17%	44.20%	0.30%
20110808	fund_A	-6.17%	25.83%	44.20%	-2.62%
20110809	fund_A	4.33%	35.84%	33.50%	1.50%
20110810	fund_A	-3.84%	34.22%	33.50%	-1.17%
20110811	fund_A	4.02%	40.02%	33.50%	1.26%
20110812	fund_A	0.59%	38.27%	33.50%	0.18%
20110815	fund_A	2.11%	36.50%	33.50%	0.72%
Note: original return corresponds to raw return of the fund, which volTgtFundRet is calculated using “weight_core * raw fund return + weight_index1 * index1 return + … + weight_indexK * indexK return”;

Results

Proof of Concept
The following backtest result shows the hypothetical fund performance:
➢	Original fund is 100% SPY and SPY is used to tune up/down the equity ratio
➢	EVT volatility model is used to predict future volatility
➢	Left-over cash will be invested in 1M LIBOR
➢	Target volatility of this fund is 12%
➢	Backtest shows the result from December, 2003 to January, 2012
➢	Suppose both original and volatility target fund start from the original price $100

[Missing Graphic Reference]

References and Notes

[1] Volatility Forecasting with Range-Based EGARCH Models, Michael W. Brandt and Christopher S. Jones, Journal of Business & Economic Statistics, 2006
[2] A Forecast Comparison of Volatility Models: Does Anything Beat a GARCH(1, 1)? Peter R. Hansen, Asger Lunde, Journal of Applied Econometrics, 2005

EXECUTION VERSION

EXHIBIT VI

FORM OF PARENTAL GUARANTY

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT ("Guaranty") is made as of [DATE], 2013 (“Effective Date,”) by WELLS FARGO & COMPANY, a Delaware corporation (the "Guarantor"), to and for the benefit of THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Ceding Company").

RECITALS

WHEREAS, concurrently herewith, on the Effective Date, Union Hamilton Reinsurance, Ltd. ("UHRL"), domiciled in Bermuda, and the Ceding Company, incorporated and domiciled in Indiana, entered into a reinsurance transaction pursuant to Reinsurance Agreement, Treaty # (as amended, supplemented, or otherwise modified from time to time, the "Reinsurance Agreement");

WHEREAS, under the terms of the Reinsurance Agreement, UHRL, is required to provide security to the Ceding Company, in the form of collateral to secure credit for reinsurance under Indiana laws and regulations and to that end, on the Effective Date, UHRL, the Ceding Company, and [] as Trustee entered into a Reserve Credit Trust Agreement (“Reserve Credit Trust Agreement”) pursuant to which they established a trust account to hold such collateral (“Reserve Credit Trust Account”);

WHEREAS, UHRL is a direct, wholly-owned subsidiary of Guarantor; and

WHEREAS, as a material inducement to the Ceding Company entering into the Reinsurance Agreement, the Guarantor has agreed to enter into this Guaranty;

NOW, THEREFORE, the Guarantor hereby covenants and agrees to and for the benefit of the Ceding Company as follows:

1.
The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Ceding Company and its successors, endorsees and assigns that the Guarantor will cause UHRL to provide, and if UHRL fails to so provide, the Guarantor will provide Qualifying Assets as set forth in the Reinsurance Agreement.

The obligations under this Section 1 are sometimes referred to in this Guaranty as the "Obligations." Without limiting the foregoing, if on or after any date when delivery of Qualifying Assets is due under the Reinsurance Agreement and such delivery is not made, upon demand from the Ceding Company, within five business days of such demand, the Guarantor either will cause UHRL to deliver or the Guarantor itself will deliver Qualifying Assets to the Reserve Credit Trust Account strictly in accordance with the terms of the Reinsurance Agreement. This Guarantee is absolute and unconditional and the Guarantor's obligation to perform immediately on demand shall be binding on the Guarantor regardless of (i) the validity, legality or enforceability of the Obligations or of any instrument evidencing the Obligations; (ii) whether or not the Obligations are presently existing, are incurred hereafter from time to time, are otherwise secured, are discharged in a bankruptcy or other insolvency proceedings or are contested by any other party; or (iii) the bankruptcy, insolvency, reorganization of, or the appointment of a trustee or receiver for UHRL.

For as long as this Guarantee is in effect, the Guarantor's Obligations under this Section 1 shall not exceed five hundred million dollars ($500,000,000) in the aggregate, and such maximum amount shall be reduced by the amount of any withdrawals by the Ceding Company from the Reserve Credit Trust Account and/or any Letters of Credit constituting collateral under the Reinsurance Agreement, provided however, that the amount of Guarantor’s Obligations shall not be reduced by any withdrawals from the Reserve Credit Trust Account or Letters of Credit where the amount of such withdrawal is or has been returned to the Reserve Credit Trust Account or to UHRL or any designee of UHRL.

2.
The Guarantor's obligations hereunder shall not be affected by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor. The Guarantor agrees that the Ceding Company may resort to the Guarantor for performance by Guarantor of the Obligations whenever UHRL has not fulfilled its obligations under the Reinsurance Agreement. The Ceding Company shall not be obligated to file any claim relating to the Obligations in the event that UHRL becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Ceding Company to so file shall not affect the Guarantor's obligations hereunder.

3.
This is an absolute, unconditional, and continuing guaranty of payment and delivery of the Obligations and shall continue to be in full force and be binding upon the Guarantor until all of the Obligations, whether present or future, actual or contingent, are satisfied or paid in full. This Guaranty is an agreement of payment and not merely of collection. Guarantor shall be deemed to be in breach ("Breach") of this Guarantee in the event of the occurrence of any of the following events:

(a)	Failure to timely deliver the Obligations as required in Section 1 above,

(b)	A default in any term, condition or representation contained in or referred to in this Guaranty or the Reinsurance Agreement.

If a Breach occurs, the Ceding Company may exercise any rights and remedies as provided in this Guarantee and the Reinsurance Agreement, or as provided at law or equity.

4.
 Notwithstanding anything to the contrary, it shall not be a defense to performance of this Guaranty by the Guarantor, and the Guarantor shall remain liable under this Guaranty for the Obligations as if it were a principal debtor of the Obligations if the Obligations are not recoverable from UHRL by reason of illegality, incapacity, lack or exceeding of powers, ineffectiveness of execution, or any other reason.  The Guarantor waives any and all defenses, claims, setoffs, and discharges of UHRL, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead, or enforce against the Ceding Company any defense available to UHRL of waiver, release, discharge, or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality, or unenforceability which may be available to UHRL or any other person liable in respect of any of the Obligations. The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting UHRL or the Guarantor or any of their respective assets. The Guarantor also waives promptness, diligence, and notice with respect to any Obligation, any change of the time, manner, or place of payment or other term of the Obligation, any exchange, release or non-perfection of any collateral securing payment of any Obligation, and any requirement that the Ceding Company exhaust any right or take any action against UHRL or any collateral security.

5.	The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Obligations.

6.
If any payment applied by the Ceding Company to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Guarantor or any other obligor), the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.

7.
This Guaranty shall be effective upon delivery to the Ceding Company, without further act, condition, or acceptance by the Ceding Company, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Ceding Company and its participants and successors and to the benefit of any assignees of the Guaranty and their successors.

8.	Guarantor represents and warrants that:

(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)	it has all requisite corporate power and authority to execute, deliver, and perform this Guaranty;

(c)	its execution, delivery, and performance of this Guaranty have been duly authorized by all necessary action on its part;

(d)
  it has executed and delivered this Guaranty and this Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(e)
  neither the execution nor delivery of this Guaranty nor compliance with or fulfillment of the terms, conditions, and provisions hereof, conflicts with, results in a material breach or violation of the terms, conditions, or provisions of, or constitutes a material default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (i) the organizational documents of Guarantor, (ii) any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, governmental permit, or other authorization, right, restriction, or obligation to which Guarantor is a party or any of its property is subject or by which Guarantor is bound, or (iii) any federal, state, or local law, statute, ordinance, rule, or regulation applicable to Guarantor;

(f)
  no consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration of filing with, any governmental authority or any party to any contract, agreement, instrument, lease, or license to which Guarantor is a party or by which Guarantor is bound, is required for the execution, delivery, performance, or compliance with the terms hereof by Guarantor, except as have been obtained as required prior to the date hereof;

(g)
  there is no pending, or to the best of its knowledge, threatened, litigation against Guarantor in any court or before any commission or regulatory body, whether federal, state, or local, which challenges the validity or enforceability of this Guaranty;

(h)	it is not insolvent within the meaning of applicable state laws and federal laws relating generally to bankruptcy, insolvency, or reorganization or relief of debtors; and

(i)	there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

9.
All notices, approvals, requests, and demands to be made hereunder to any party hereto shall be made in writing and addressed to the address set forth below and shall be given by: (a) personal delivery or prepaid, receipted courier, or express delivery service (including, but not limited to, Federal Express, Express Mail, or United Parcel Service); or (b) registered United States mail, return receipt requested, and postage prepaid.

A party's address may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand, or request sent pursuant to clause (a) shall be deemed received upon such delivery and, if sent pursuant to clause (b), shall be deemed received five (5) days following deposit in the mail.

Guarantor:                                Wells Fargo & Company
MAC #A0101-121
420 Montgomery Street
San Francisco, CA 94104
Attention:  Timothy J. Sloan
Senior Executive Vice President
and Chief Financial Officer

With copies to:                                J. Oliver Heyliger
Union Hamilton Reinsurance, Ltd.
Vallis Building, 3rd Floor
Hamilton, HM 11
Bermuda
Email: oliver.heyliger@willis.com
Fax: 441-295-4143

AND

David Florian
Chairman & CEO
UHRL Insurance Company, Ltd.
MAC D1050-110
401 South Tryon Street, 11th Floor
Charlotte, NC  28202-1675
Email: david.florian@wellsfargo.com
Fax: 704-374-2803

AND

MAC D3348-013
3480 Stateview Blvd.
Fort Mill, South Carolina 29715-7203
Email: david.florian@wellsfargo.com

Ceding Company:	Stephen Turer
Vice President
The Lincoln National Life Insurance Company
350 Church Street
Hartford, CT. 06103

With a copy to:	Marcie Weber
Vice President & Senior Counsel
The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802

10.	Neither the Guarantor nor the Ceding Company shall assign or transfer its obligations under this Guaranty without the prior written consent of the other party.

11.
In all respects, including, without limitation, matter of construction and performance of this Guaranty and the obligations arising hereunder, the Guaranty shall be governed by, and construed in accordance with the internal laws of the State of Minnesota applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

12.
If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.  If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, the provision shall be reformed as necessary to give effect to the commercial intention of the parties.

13.
The waiver of any provision of this Guaranty by the Ceding Company shall constitute a waiver of this provision on that occasion only, and shall not constitute a waiver of any other provision of this Guaranty, or that provision with respect to any other occasion. No waiver of any provision of this Guaranty by the Ceding Company shall be deemed effective unless contained in a writing signed by it.

14.	No provision of this Guaranty may be amended, waived, or otherwise modified except by a written agreement executed by the Ceding Company and the Guarantor.

15.
The Guarantor hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under, or in connection with this Guaranty, whether in tort, contract, or equity.

16.
Unless otherwise stated in the Reinsurance Agreement, all amounts payable under this Guaranty shall be paid free and clear of and without reduction of or withholding for any present or future taxes or other deductions (“Taxes”) all of which shall be paid by the Guarantor for its own account.  If any payment by the Guarantor is reduced by reason of any Taxes, the Guarantor shall pay such additional amounts as may be necessary to ensure that the Ceding Company or the Reserve Credit Trust Account, as appropriate, actually receives the net amount equal to the full amount which it would have received had no such payment, deduction, or withholding been required.  For avoidance of doubt, the Guarantor shall not be required to provide an amount in excess what the Reinsurer is required to provide under the Reinsurance Agreement.

SIGNATURE PAGE FOLLOWS.

IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor as of the date first above written.

WELLS FARGO & COMPANY

By:  ________________________
Name: Paul R. Ackerman
Its:   Executive Vice President and Treasurer

ADDENDUM I

GAI ANNUITY PAYMENT OPTION & NURSING HOME ENHANCEMENT BENEFIT

A.	GAI Annuity Payment Option

Upon the Contract holder’s election of the GAI Annuity Payment Option, the Ceding Company shall use the remaining Base Annuity Contract Value (AV), the current Guaranteed Annuity Income amount (GAI) and the current Annual Rider Charge amount to determine the number (N) of years (rounded up to the next quarter-year) that the future GAI payments and Reinsurance Premiums will be provided for by the remaining Base Annuity Contract Value, using the following equation:
AV = (GAI + Rider Charge) x N_Year Temporary Life Annuity Due

In calculating the N_Year Temporary Life Annuity Due,
a)
The mortality table will be based on the prevailing assumptions in the calculation of the statutory reserve, in conformity with applicable regulatory requirements and standards at the date of the calculation.

b)	The interest rate will be based on 7 year Treasury rate +1%

The Ceding Company shall perform such calculation and report such information to the Reinsurer on the Quarterly Accounting Report set forth in Schedule B for all GAI Annuity Payment Options which take effect in such month.

In each Accounting Period starting with the Accounting Period when such election occurs, the Ceding Company agrees to pay the Reinsurer quarterly reinsurance premiums until the earlier of:
 (1) death of the Measuring Life(s); or
 (2) N years have elapsed.

The quarterly reinsurance premium payable will be the applicable premiums immediately prior to such election.

After N years have elapsed and while the Measuring Life(s) are still alive, the Reinsurer shall pay its quota-share percentage (50%) of the GAI Annuity Payment Option payments, until the death of the Measuring Life(s).

B.	Exclusion of Nursing Home Enhancement (NHE)

The Nursing Home GAI is not reinsured under this Agreement.
In the event that the Nursing Home Enhancement request is approved by the Ceding Company (the Nursing Home GAI rate applies), the following paragraphs will define the reinsurance claim payments:

Before the Contract Value reaches zero, the Nursing Home GAI rate shall apply, and both the Ceding Company and the Reinsurer will participate in the accelerated distribution of the Contract Value due to potentially higher GAI rate and the Reinsurer participates at the GAI rate.

After the Contract Value of the Base Annuity reaches zero, the Reinsurer’s Claim payment is limited to the quota share percentage (50%) of (a) times (b) below:
a)	Income Base;

b)	The applicable GAI rate immediately prior to the approval of the Nursing Home Enhancement request.

In the event that GAI Annuity Payment Option is elected while the Nursing Home GAI rate is applicable, the Claim payment provision as set forth in the GAI Annuity Payment Option will apply, where the GAI rate used to determine the “N” year and the subsequent reinsurance claim payments will be the applicable GAI rate immediately prior to the approval of the Nursing Home Enhancement request.